                                   $37,500,000

                      SENIOR SUBORDINATED CREDIT AGREEMENT

                            dated as of June 7, 2002

                                  by and among

                         INSIGNIA FINANCIAL GROUP, INC.,
                                  as Borrower,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                                       and

                                MADELEINE L.L.C.,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS............................................................1
     Section 1.01          Certain Defined Terms..................................................................1
                           ---------------------
     Section 1.02          Computation of Time Periods...........................................................21
                           ---------------------------
     Section 1.03          Terms Generally.......................................................................21
                           ---------------
     Section 1.04          Accounting Terms......................................................................21
                           ----------------

ARTICLE II            THE LOANS..................................................................................22
     Section 2.01          Commitments...........................................................................22
                           -----------
     Section 2.02          Making the Loans......................................................................22
                           ----------------
     Section 2.03          Repayment of Loans....................................................................23
                           ------------------
     Section 2.04          Evidence of Debt......................................................................23
                           ----------------
     Section 2.05          Termination of Commitments; Prepayment of Loans.......................................24
                           -----------------------------------------------

ARTICLE III           CONVERSION.................................................................................26
     Section 3.01          Conversion of Notes...................................................................26
                           -------------------
     Section 3.02          Fundamental Changes to Borrower.......................................................26
                           -------------------------------
     Section 3.03          Notice of Adjustments of Conversion Security Conversion Price.........................27
                           -------------------------------------------------------------

ARTICLE IV            GENERAL LOAN PROVISIONS....................................................................27
     Section 4.01          Interest..............................................................................27
                           --------
     Section 4.02          Fees..................................................................................28
                           ----
     Section 4.03          Payments..............................................................................28
                           --------
     Section 4.04          Pro Rata Treatment....................................................................29
                           ------------------
     Section 4.05          Computations..........................................................................29
                           ------------
     Section 4.06          Non-Receipt of Funds by the Administrative Agent......................................29
                           ------------------------------------------------
     Section 4.07          Sharing of Payments, Etc..............................................................30
                           -------------------------
     Section 4.08          Taxes.................................................................................31
                           -----

ARTICLE V             CONDITIONS OF LENDING......................................................................33
     Section 5.01          Conditions Precedent to Closing.......................................................33
                           -------------------------------
     Section 5.02          Conditions Precedent to the Loans.....................................................36
                           ---------------------------------

ARTICLE VI            REPRESENTATIONS AND WARRANTIES.............................................................37
     Section 6.01          Representations and Warranties of the Borrower........................................37
                           ----------------------------------------------
     Section 6.02          Survival of Representations and Warranties, Etc.......................................44
                           -----------------------------------------------

ARTICLE VII           FINANCIAL INFORMATION AND NOTICES..........................................................44
     Section 7.01          Financial Statements and Projections..................................................44
                           ------------------------------------
     Section 7.02          Officer's Compliance Certificate......................................................45
                           --------------------------------
     Section 7.03          Accountants' Certificate..............................................................45
                           ------------------------
     Section 7.04          Other Reports.........................................................................45
                           -------------
     Section 7.05          Notice of Litigation and Other Matters................................................45
                           --------------------------------------
     Section 7.06          Accuracy of Information...............................................................46
                           -----------------------

                                       -i-


ARTICLE VIII          AFFIRMATIVE COVENANTS......................................................................46
     Section 8.01          Preservation of Corporate Existence and Related Matters...............................47
                           -------------------------------------------------------
     Section 8.02          Maintenance of Property...............................................................47
                           -----------------------
     Section 8.03          Insurance.............................................................................47
                           ---------
     Section 8.04          Accounting Methods and Financial Records..............................................47
                           ----------------------------------------
     Section 8.05          Payment and Performance of Obligations................................................47
                           --------------------------------------
     Section 8.06          Compliance With Laws and Approvals....................................................47
                           ----------------------------------
     Section 8.07          Environmental Laws....................................................................47
                           ------------------
     Section 8.08          Compliance with ERISA.................................................................48
                           ---------------------
     Section 8.09          Compliance With Agreements............................................................48
                           --------------------------
     Section 8.10          Conduct of Business...................................................................48
                           -------------------
     Section 8.11          Visits and Inspections................................................................48
                           ----------------------
     Section 8.12          Subsidiaries..........................................................................49
                           ------------
     Section 8.13          Further Assurances....................................................................49
                           ------------------

ARTICLE IX            FINANCIAL COVENANTS........................................................................49
     Section 9.01          Leverage Ratio........................................................................49
                           --------------
     Section 9.02          Maximum Total Debt....................................................................49
                           ------------------

ARTICLE X             NEGATIVE COVENANTS.........................................................................50
     Section 10.01         Limitations on Debt...................................................................50
                           -------------------
     Section 10.02         Limitation on Restricted Payments.....................................................52
                           ---------------------------------
     Section 10.03         Limitation on Dividends and Other Payment Restrictions Affecting
                           -----------------------------------------------------------------
                           Restricted Subsidiaries...............................................................53
     Section 10.04         Limitation on Issuances and Sales of Capital Stock of Restricted
                           Subsidiaries..........................................................................54
     Section 10.05         Limitation on Other Senior Subordinated Indebtedness..................................54
                           ----------------------------------------------------
     Section 10.06         Limitation on Unrestricted Subsidiaries...............................................54
                           ---------------------------------------
     Section 10.07         Limitation on Liens...................................................................55
                           -------------------
     Section 10.08         Limitation on Transactions with Affiliates............................................55
                           ------------------------------------------
     Section 10.09         Limitation on Certain Asset Sales.....................................................55
                           ---------------------------------
     Section 10.10         Consolidation, Merger and Sale of Assets..............................................56
                           ----------------------------------------
     Section 10.11         Limitation on Investments.............................................................58
                           -------------------------
     Section 10.12         Amendments; Payments and Prepayments of Subordinated Debt.............................58
                           ---------------------------------------------------------
     Section 10.13         Real Estate Development...............................................................59
                           -----------------------
     Section 10.14         Lines of Business.....................................................................59
                           -----------------

ARTICLE XI            EVENTS OF DEFAULT..........................................................................59
     Section 11.01         Events of Default.....................................................................59
                           -----------------
     Section 11.02         Remedies..............................................................................61
                           --------
     Section 11.03         Rights and Remedies Cumulative; Non-Waiver; Etc.......................................62
                           -----------------------------------------------

ARTICLE XII           SUBORDINATION OF NOTES.....................................................................62
     Section 12.01         Obligations Subordinate to Senior Debt................................................62
                           --------------------------------------
     Section 12.02         Payment Over of Proceeds Upon Dissolution, Etc........................................62
                           ----------------------------------------------
     Section 12.03         Blockage, Etc.........................................................................63
                           -------------


                                      -ii-



     Section 12.04         Limitation on Remedies................................................................63
                           ----------------------
     Section 12.05         Payment in Full.......................................................................64
                           ---------------
     Section 12.06         When Distribution Must Be Paid Over...................................................64
                           -----------------------------------
     Section 12.07         Rights and Covenants of Lenders.......................................................64
                           -------------------------------
     Section 12.08         Rights of Subrogation.................................................................65
                           ---------------------
     Section 12.09         Proof of Claim........................................................................65
                           --------------
     Section 12.10         Obligations of Borrower Unconditional.................................................66
                           -------------------------------------
     Section 12.11         Rights of Holders of Senior Debt Not to Be Impaired...................................67
                           ---------------------------------------------------
     Section 12.12         Continuing Agreement; Assignments Under the Senior Credit Agreement...................67
                           -------------------------------------------------------------------
     Section 12.13         Reinstatement.........................................................................67
                           -------------
     Section 12.14         Certain Conversions Deemed Payment....................................................68
                           ----------------------------------
     Section 12.15         In Furtherance of Subordination.......................................................68
                           -------------------------------

ARTICLE XIII          THE ADMINISTRATIVE AGENT...................................................................68
     Section 13.01         Appointment, Powers and Immunities....................................................68
                           ----------------------------------
     Section 13.02         Reliance by Administrative Agent......................................................69
                           --------------------------------
     Section 13.03         Defaults..............................................................................69
                           --------
     Section 13.04         Rights as a Lender....................................................................69
                           ------------------
     Section 13.05         Indemnification.......................................................................69
                           ---------------
     Section 13.06         Non-Reliance on Administrative Agent and Other Lenders................................70
                           ------------------------------------------------------
     Section 13.07         Failure to Act........................................................................70
                           --------------
     Section 13.08         Resignation or Removal of Administrative Agent........................................70
                           ----------------------------------------------
     Section 13.09         Consents Under Other Credit Documents.................................................71
                           -------------------------------------

ARTICLE XIV           MISCELLANEOUS..............................................................................71
     Section 14.01         Amendments, Etc.......................................................................71
                           ---------------
     Section 14.02         Notices, Etc..........................................................................72
                           ------------
     Section 14.03         No Waiver; Remedies...................................................................73
                           -------------------
     Section 14.04         Costs, Expenses; Indemnification......................................................73
                           --------------------------------
     Section 14.05         Right of Set-off......................................................................74
                           ----------------
     Section 14.06         Binding Effect........................................................................75
                           --------------
     Section 14.07         Assignments and Participations........................................................75
                           ------------------------------
     Section 14.08         Confidential Information..............................................................77
                           ------------------------
     Section 14.09         Execution in Counterparts.............................................................77
                           -------------------------
     Section 14.10         Jurisdiction, Etc.....................................................................78
                           -----------------
     Section 14.11         Governing Law.........................................................................78
                           -------------
     Section 14.12         Waiver of Jury Trial..................................................................78
                           --------------------
     Section 14.13         Authority.............................................................................78
                           ---------

SCHEDULES

Schedule 2.01     -        Lenders and Lenders' Commitments
Schedule 6.01(a)  -        Organization
Schedule 6.01(b)  -        Subsidiaries
Schedule 6.01(h)  -        ERISA
Schedule 6.01(i)  -        Use of Proceeds
Schedule 6.01(p)  -        Debt
Schedule 6.01(q)  -        Litigation
Schedule 10.07    -        Existing Liens
Schedule 10.08    -        Affiliate Transactions
Schedule 10.09    -        Asset Sales
Schedule 10.11    -        Investments


EXHIBITS

Exhibit A         -      Form of Tranche A Note
Exhibit B         -      Form of Tranche B Note
Exhibit C         -      Form of Tranche C Note
Exhibit D         -      Form of Senior Subordinated Guaranty Agreement
Exhibit E         -      Form of Notice of Borrowing
Exhibit F         -      Form of Opinion of Borrower's Counsel
Exhibit G         -      Form of Financial Condition Certificate
Exhibit H         -      Form of Compliance Certificate
Exhibit I         -      Form of Assignment Agreement
Exhibit J         -      Form of Exchange Agreement

                      SENIOR SUBORDINATED CREDIT AGREEMENT


         SENIOR SUBORDINATED CREDIT AGREEMENT, dated as of June 7, 2002, by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Borrower"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO (each a "Lender" and collectively, the "Lenders"), and MADELEINE L.L.C., a New York limited liability company ("Madeleine"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              PRELIMINARY STATEMENT

         The Borrower has requested that the Lenders make loans to the Borrower available in up to two borrowings in an aggregate amount not to exceed $37,500,000, the proceeds of which shall be used for general corporate purposes. The Lenders are willing to make such loans to the Borrower on the terms and conditions set forth below.

         Accordingly, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired Debt" means Debt of a Person (a) existing at the time such Person is merged with or into the Borrower or becomes a Restricted Subsidiary of the Borrower, (b) assumed in connection with the acquisition of assets from such Person or (c) secured by a Lien encumbering assets acquired from such Person.

         "Actual Knowledge" means information actually known to Andrew L. Farkas, Chairman of the Board and Chief Executive Officer; James A. Aston, Chief Financial Officer; Ronald Uretta, Chief Operating Officer and Treasurer; Frank Garrison, Office of the Chairman; Adam B. Gilbert, General Counsel and Secretary; or Stephen Siegel, President, or any other individual hereafter holding the office of the Borrower currently held by such individuals, in each case at the date of determination.

         "Administrative Agent" means Madeleine in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 13.08.

         "Advance Date" has the meaning assigned thereto in Section 4.06.

         "Affiliate" means, as to any Person, any other Person (other than a Subsidiary of such first Person) that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person; provided, however, that the

Lenders or any of their Affiliates shall not be deemed to be Affiliates of the Borrower or any of its Subsidiaries or other Affiliates.

         "Agreement" means this Senior Subordinated Credit Agreement, including all exhibits and schedules hereto.

         "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators applicable to such Person.

         "Asset Sale" means any sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Borrower or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any Person other than the Borrower or a Restricted Subsidiary of (a) all or substantially all of the properties and assets of the Borrower and its Restricted Subsidiaries representing a division or line of business or (b) any other properties or assets of the Borrower or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) constituting the Capital Stock of the Borrower or any of its Restricted Subsidiaries, (ii) between or among the Borrower and any of its Restricted Subsidiaries pursuant to transactions that do not violate any provision of this Agreement, or (iii) to an Unrestricted Subsidiary, if permitted under Section 10.11.

         "Assignment and Acceptance" has the meaning assigned thereto in Section 14.07.

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), as amended, and any successor statute.

         "Blockage Notice" has the meaning assigned thereto in Section 12.03.

         "Blockage Period" has the meaning assigned thereto in Section 12.03.

         "Board of Directors" means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

         "Borrower" has the meaning assigned thereto in the preamble to this Agreement.

         "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized by law to be closed in New York, New York or Greenville, South Carolina.

         "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated).

         "Cash Equivalents" means investments of the type permitted pursuant to clause (a) of the definition of Permitted Investments.

         "Change of Control" means any person or group of persons (within the meaning of Section 13(d) of the Exchange Act) other than Andrew L. Farkas and any (i) trusts of which he and/or any of his children or spouse are beneficiaries or (ii) any other Persons of which he or any of his children or spouse is the controlling beneficial equityholder, and their respective Affiliates, shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock and twenty-five percent (25%) of the voting power of the Borrower entitled to vote in the election of members of the Board of Directors of the Borrower and Andrew
L. Farkas and any trusts of which he and/or any of his children or spouse are beneficiaries or any other Persons of which he or any of his children or spouse is the controlling beneficial equityholder, and their respective Affiliates, cease to own or control fifty-one percent (51%) or more of the voting power of the Borrower; provided, however, the acquisition of twenty-five percent (25%) of the common stock and twenty-five percent (25%) of the voting power of the Borrower by the Lenders and/or their Affiliates by reason of the conversion of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Notes owned by any of them shall be excluded from the foregoing.

         "Change of Control Offer" has the meaning assigned thereto in Section 2.05(c).

         "Change of Control Repayment Date" has the meaning assigned thereto in
Section 2.05(c).

         "Closing Date" means the date, on or before June 15, 2002, when each of the conditions precedent set forth in Section 5.01 have been satisfied in a manner reasonably satisfactory to the Administrative Agent and the Lenders.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Co-Investment Entity" means any corporation, limited liability company, partnership or other form of entity (i) in which the Borrower or a Subsidiary of the Borrower owns an equity interest pursuant to a joint venture or similar arrangement with one or more Persons who own more than fifty percent (50%) of the ownership or other equity interests in such entity, (ii) which has as its sole business the ownership of real property (or an interest therein including leasehold interests), the rendering of services and furnishing of products customarily provided by landlords, or the ownership of the debt (including the securitization of such debt) of entities which own real property (or an interest therein including leasehold interests), and (iii) which does not engage in any real estate development activities for its own account.

         "Commitment Fee" has the meaning assigned thereto in Section 4.02(a).

         "Commitments" means, with respect to each Lender, such Lender's Tranche A Loan Commitment, Tranche B Loan Commitment and Tranche C Loan Commitment.

         "Common Stock" means the Common Stock of the Borrower, $0.01 par value.

         "Compliance Certificate" has the meaning assigned thereto in Section 7.02.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Consolidated Net Worth" means, at any date of determination, an amount equal to the sum of the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting any treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Contingent Obligation" means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other material asserted payment obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Contingent Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) earn-out obligations, (iii) usual and customary indemnities under real estate services contracts which do not include the guaranty of payment of Debt; and
(iv) indemnities and similar obligations customarily excluded from non-recourse debt agreements, including indemnities against fraud, misapplication of loan proceeds or other funds by the borrower, failure of the borrower to remit proceeds, failure of the representations and warranties of the borrower to be materially true and correct and failure by the borrower to comply with applicable environmental laws, regulations and requirements (all of such indemnity and similar obligations being referred to collectively as the "Indemnified Matters").

         "Conversion" has the meaning assigned thereto in Section 3.01.

         "Conversion Securities" means the Trust Convertible Preferred Securities and the Series C Convertible Preferred Stock.

         "Conversion Shares" means the Trust Convertible Preferred Conversion Shares and the Series C Preferred Conversion Shares.

         "Credit Documents" means, collectively, this Agreement, the Notes, the Guaranty Agreement and any other agreement, instrument or other document executed by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby.

         "Credit Parties" means the Borrower and the Guarantors.

         "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all Debt for Money Borrowed, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any Person secured by a Lien on any asset of the Borrower and its Restricted Subsidiaries, (d) all Contingent Obligations of any such Person, including any asserted claim with respect to any Indemnified Matter, (e) obligations in the form of earn-out obligations to be paid in cash, but only to the extent such earn-out obligations have been incurred and are required to be included on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, (f) all obligations of any such Person under Capital Leases, (g) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any reimbursement obligation with respect thereto, (h) all net obligations incurred by any such Person pursuant to Hedging Agreements and (i) all Disqualified Stock of the Borrower and its Restricted Subsidiaries valued at its maximum fixed repurchase price. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock. Notwithstanding the foregoing, there shall be excluded from the definition of Debt: (a) all obligations for the deferred purchase price of property to the extent the obligation of the Borrower or any of its Subsidiaries is secured by cash deposits access to which is restricted to the seller of such property, or any third party guarantor, or any of their respective successors and assigns; (b) obligations incurred in connection with any arbitrage loan facility between the Borrower and any Lender or any other commercial bank organized under, or which has a branch or agency licensed under, the laws of (i) the United States or any state thereof, (ii) the United Kingdom of Great Britain and Northern Ireland or
(iii) any participating member state of the European Union (as so described in any legislative measure of the Council of European Union) in an aggregate amount not to exceed $50,000,000, to the extent the obligation of the Borrower to repay advances under such loan facility is fully collateralized at all times by cash or Cash Equivalents funded with the proceeds of such loan facility; (c) guarantee obligations of the Borrower of up to $10,000,000 on account of First Ohio Mortgage Corporation or any other Unrestricted Subsidiary with respect to lines of credit, the proceeds of which are used solely to fund mortgage loans; and (d) the obligation for the deferred purchase price in a transaction which has been identified to the Lenders as of the date of this Agreement to the extent that the obligation of the Borrower or any of its Subsidiaries is to be fulfilled by the transfer of a segregated cash account established or assumed by the Borrower or any of its Subsidiaries for the purpose of the payment of such deferred purchase price, in an amount not to exceed $15 million.

         "Debt for Money Borrowed" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any Person, (b) all obligations of any Person as lessee under Capital Leases, (c) all Contingent Obligations of any such Person with respect to Debt for Money Borrowed, and (d) all obligations, contingent or otherwise, of any such Person relative to the unexpired face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person.

         "Default" means any of the events specified in Section 11.01 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Disqualified Stock" means any class or series of Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, (a) is or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the Maturity Date, (b) is redeemable at the option of the holder thereof at any time prior to one year after the Maturity Date or (c) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after the Maturity Date; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Maturity Date will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 10.09 and 2.05(c) and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Borrower's repayment of the Loans as required pursuant to Sections 10.09 and 2.05(c).

         "Distribution Event" has the meaning assigned thereto in Section 12.02.

         "Dollars" and "$" means lawful money of the United States.

         "EBITDA" means, with respect to the Borrower and its Restricted Subsidiaries, for any period, (a) Net Income for such period plus (b) the sum of the following to the extent deducted in the determination of Net Income for such period: (i) income and franchise taxes, (ii) Interest Expense for such period,
(iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete, compensation paid in equity securities, other intangible assets and deferred charges) , (iv) extraordinary expenses and non-recurring expenses (including the non-cash expenses associated with prepayment of Debt) and (v) losses resulting from currency translations minus (c) extraordinary gains and gains resulting from currency translations. For purposes of calculating EBITDA,

         (a) Pro forma effect will be given for acquisitions by the Borrower and its Restricted Subsidiaries. Historical cash flows for the acquired assets will be included in the cash flows of the Borrower and its Restricted Subsidiaries for the portion of the calculation period, if any, that the assets were not owned by the Borrower or its Restricted Subsidiaries, subject to receipt by the Administrative Agent of financial information acceptable to the Administrative Agent, in its reasonable discretion.

         (b) Retroactive effect will be given for dispositions of assets by the Borrower or its Restricted Subsidiaries by excluding all cash flows for assets that are disposed of during the calculation period in determining EBITDA at any time after the date of disposition.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under, or which has a branch or agency licensed under, the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $500,000,000 or its equivalent in the currency of such Person's jurisdiction of organization or operation, (d) a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any special purpose investment funds which are organized for the specific purpose of making or acquiring participations in or investing in loans of the type made pursuant to this Agreement, (g) any Affiliate of the assigning Lender or a fund or account managed by the assigning Lender or an Affiliate of the assigning Lender that is not a competitor of the Borrower and is engaged in the business of making commercial loans in the ordinary course of its business, or (h) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and the Borrower, which approval by the Borrower shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if a Lender proposes to assign its rights, interest and obligations hereunder to a Person that is at the time of such assignment either (i) a competitor of the Borrower, or (ii) an Affiliate of a competitor of the Borrower or a Person who is not engaged in the business of making commercial loans in the ordinary course of its business, then it shall be within the Borrower's sole discretion whether such Person is an Eligible Assignee.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing as such statutes are amended or modified from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person which is a Restricted Subsidiary and which, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. For purposes of the definition of "Termination Event," the definition of "Multiemployer Plan" and clause (iv) of Section 6.01(h), however, the meaning of "ERISA Affiliate" shall be determined by disregarding the phrase "which is a Restricted Subsidiary and" in the immediately preceding sentence.

         "Event of Default" means any of the events specified in Section 11.01, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agreement" means the Exchange Agreement among the Borrower and the Lenders, substantially in the form of Exhibit J hereto.

         "Existing Convertible Preferred Stock" means the Convertible Preferred Stock of the Borrower, par value $.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on February 3, 2000.

         "Fair Market Value" means, with respect to any asset or property, the price which would be negotiated in an arm's-length free market transaction, for cash, between an informed willing seller and an informed willing buyer neither of which is under pressure or compulsion to buy.

         "FASB-142" means Financial Accounting Standards Board Statement No. 142, as in effect on the Closing Date, specifying applicable accounting principles with respect to goodwill.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to JPMorgan Chase Bank on such Business Day on such transactions as determined by the Administrative Agent.

         "Fiscal Year" means any fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "Fixed Charge Coverage Ratio" means, at any date, the ratio of (a) EBITDA for the four fiscal quarter period of the Borrower ending on the last day of the most recent fiscal quarter of the Borrower for which internal financial statements of the Borrower are available to (b) Interest Expense for such period.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower, provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" means each Restricted Subsidiary party to a Guaranty Agreement.

         "Guaranty Agreement" means the collective reference to the Senior Subordinated Guaranty Agreement of even date herewith, executed by the Guarantors party thereto in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D, and each supplement to the Guaranty Agreement delivered after the Closing Date pursuant to Section 8.12.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a court of law or a Governmental Authority to constitute a nuisance or a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or modified.

         "Indemnified Party" has the meaning assigned thereto in Section
14.04(b).

         "Interest Expense" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the gross interest expense (including, but not limited to, interest expense attributable to Capital Leases) of the Borrower and its Restricted Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

         "Investment" in any Person means, without duplication, (a) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person or the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person or the making of any investment in such Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Borrower or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

         "Lenders" has the meaning assigned thereto in the preamble to this Agreement.

         "Leverage Ratio" means, at any date, the ratio of (a) Total Debt on the last day of the then most recent fiscal quarter of the Borrower for which internal financial statements are available to (b) EBITDA for the four fiscal quarter period of the Borrower ended on such date; provided that (i) for the purpose of the calculation hereof for the fiscal quarter ending March 31, 2002,
(A) EBITDA shall equal EBITDA for the period of two (2) consecutive fiscal quarters ending on such date times two (2) and (B) Total Debt as of such date shall not exceed $195,000,000; and (ii) for the purpose of the calculation hereof for the fiscal quarter ending June 30, 2002, (A) EBITDA shall equal EBITDA for the period of three (3) consecutive fiscal quarters ending on such date times four-thirds (4/3) and (B) Total Debt as of such date shall not exceed $195,000,000.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loans" means, collectively, the Tranche A Loan, the Tranche B Loan and the Tranche C Loan.

         "Majority Lenders" means Tranche A Lenders, Tranche B Lenders and Tranche C Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

         "Material Adverse Effect" means, with respect to the Borrower and its Restricted Subsidiaries, a material adverse effect on any of (i) the properties, business, operations or condition (financial or otherwise) of such Persons on a Consolidated basis taken as a whole, (ii) the ability of any such Person to perform the payment or other material obligations under the Credit Documents to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Credit Document, or (iv) the rights and remedies of the Administrative Agent or any Lender under any Credit Document.

         "Maturity Date" means the date that is seven (7) years after the date of the making of the Tranche A Loan, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Credit Documents.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001 (a) (3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six years.

         "Net Cash Proceeds" means, with respect to any Asset Sale by the Borrower or any of its Restricted Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of the Borrower or such Restricted Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Debt secured by any Lien permitted by Section 10.07 on any asset (other than Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Asset Sale (other than Debt under this Agreement), (ii) reasonable expenses related thereto incurred by the Borrower or such Restricted Subsidiary in connection therewith, (iii) transfer taxes paid to any taxing authorities by the Borrower or such Restricted Subsidiary in connection therewith, and (iv) net income taxes to be paid by the Borrower or such Restricted Subsidiary in connection with such Asset Sale (after taking into account any tax credits or deductions and any tax sharing arrangements actually used to offset any gain attributable to such Asset Sale); in each case of clauses (i) through (iv) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of the Borrower or any of its Restricted Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

         "Net Income" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined in accordance with GAAP; provided that for purposes of the determination of Net Income pursuant to Section 10.02(a)(iii)(A), (i) the effects of goodwill impairment adjustments arising out of the initial application of FASB 142 shall be excluded and (ii) the loss associated with the sale of Realty One, Inc. shall be excluded.

         "Notes" means, collectively, the Tranche A Notes, the Tranche B Notes and the Tranche C Notes.

         "Notice of Borrowing" has the meaning assigned thereto in Section 2.02(a).

         "Obligations" means the obligations of the Borrower under the Credit Documents to which it is a party, including, without limitation (a) the obligation of the Borrower to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower pursuant to the provisions of such Credit Documents and
(b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or the Lenders, in their sole discretion and pursuant to any Credit Document, may elect to pay or advance on behalf of the Borrower.

         "Other Taxes" has the meaning assigned thereto in Section 4.08(a)(iv).

         "Pari-Passu Debt" means unsecured Debt for Money Borrowed which ranks pari passu in right of payment with the obligations of the Borrower under this Agreement and the Notes.

         "Participant" has the meaning assigned thereto in Section 14.07(b).

         "Payor" has the meaning assigned thereto in Section 4.06.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six
(6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

         "Permitted Debt" has the meaning assigned thereto in Section 10.01(c).


         "Permitted Investment" means any of the following:

         (a) Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within 120 days from the date of acquisition thereof and, at the time of acquisition, having the highest or second highest rating obtainable from S&P or Moody's; (iii) commercial paper maturing within 120 days from the date of the acquisition thereof, and, at the time of acquisition, having a rating of A-1 or higher by S&P or P-1 or higher by Moody's, (iv) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by any Lender or by commercial banks incorporated or licensed under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of A or better by a nationally recognized rating agency; (v) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; (vi) eligible bankers' acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year and in each case having a rating, or being the full recourse obligation of a Person whose senior debt rating has a rating, of A or higher by S&P or Moody's; or (vii) any money market fund organized under the laws of the United States or any State thereof;

         (b) Investments by the Borrower or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary that is a Guarantor or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Borrower or a Restricted Subsidiary that is a Guarantor;

         (c) Investments by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary which is a Guarantor and Investments by any Restricted Subsidiary in the Borrower;

         (d) Investments in assets owned or used in the ordinary course of business;

         (e) Investments in existence on the Closing Date as set forth on
Schedule 10.11;

         (f) (i) loans to officers and directors of the Borrower and its Restricted Subsidiaries to finance the purchase of newly issued Capital Stock of the Borrower pursuant to its executive stock purchase program and (ii) other loans to executive officers and directors not to exceed (in the case of this clause (ii)) an aggregate of $10,000,000 at any time outstanding; and

         (g) any other Investments to the extent permitted by the Senior Credit Agreement; provided that upon payment in full of the Senior Debt, the Borrower and the Administrative Agent shall negotiate in good faith to revise, by amendment of this Agreement, this clause (g) in order to set limitations on the amount and type of Investments that may be made pursuant to this clause (g); provided, further, that if the Borrower and the Administrative Agent cannot agree on such limitations, for purposes of this clause (g), the Borrower and its Restricted Subsidiaries may make and maintain any Investments that were permitted to be made under the Senior Credit Agreement as in effect immediately prior to the payment in full of the Senior Debt and the termination of the Commitments under (and as defined in) the Senior Credit Agreement and in amounts not in excess of 125% of the amounts permitted thereunder.

         "Permitted Lien" means any of the following:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental

Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens securing Debt arising under the Senior Credit Agreement and the continuance or renewal of any such Liens in connection with any refinancings, renewals or extensions of the Debt secured thereby;

         (f) Existing Liens described on Schedule 10.07 and the continuance or renewal of any such Liens in connection with any refinancings, renewals or extensions of the Debt secured thereby;

         (g) Liens securing purchase money Debt incurred under Section 10.01(c)(vi); provided that such liens do not at any time encumber any property other than the property financed by such Debt;

         (h) Liens not otherwise permitted hereunder securing Debt permitted under Section 10.01 in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;

         (i) Liens on assets of Subsidiaries at the time of acquisition by the Borrower or any Restricted Subsidiary, provided that there is no recourse to the Borrower or its Restricted Subsidiaries (other than the Restricted Subsidiaries so acquired and any Person with which such Subsidiaries are merged) with respect to such Liens; and

         (j) Liens on the equity interest in any Co-Investment Entity or Unrestricted Subsidiary securing obligations of such Co-Investment Entity or Unrestricted Subsidiary.

         "Permitted Securities" has the meaning assigned thereto in Section
12.02.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Post-Default Rate" means, with respect to any Obligation, a rate per annum equal to the lesser of (a) a rate per annum of 4% in excess of the highest interest rate then in effect for such Obligation and (b) the maximum rate permitted by applicable law.

         "Prime Rate" means the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by JPMorgan Chase Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the JPMorgan Chase Bank to any particular class or category of customers. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Pro Rata Share" means:

         (a) with respect to a Lender's obligation to fund its portion of the Tranche A Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Tranche A Loan Commitment by (ii) the Total Tranche A Loan Commitment, provided that if the Total Tranche A Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Tranche A Loan and the denominator shall be the unpaid principal amount of the Tranche A Loan;

         (b) with respect to a Lender's obligation to fund its portion of the Tranche B Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Tranche B Loan Commitment by (ii) the Total Tranche B Loan Commitment, provided that if the Total Tranche B Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Tranche B Loan and the denominator shall be the unpaid principal amount of the Tranche B Loan;

         (c) with respect to a Lender's obligation to fund its portion of the Tranche C Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Tranche C Loan Commitment by (ii) the Total Tranche C Loan Commitment, provided that if the Total Tranche C Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Tranche C Loan and the denominator shall be the unpaid principal amount of the Tranche C Loan; and

         (d) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 14.04), the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the Loans, by (ii) the aggregate unpaid principal amount of the Loans.

         "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

         "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

         "Registered Loan" has the meaning assigned thereto in Section 2.04(f).

         "Registered Note" has the meaning assigned thereto in Section 2.04(f).

         "Required Payment" has the meaning assigned thereto in Section 4.06.

         "Restricted Payment" with respect to the Borrower or any of its Restricted Subsidiaries means:

              (a) the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of the Capital Stock of the Borrower or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Borrower or a Restricted Subsidiary; and

              (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (i) the Borrower or any Unrestricted Subsidiary or (ii) any Restricted Subsidiary held by any Affiliate of the Borrower (other than, in either case, any such Capital Stock owned by the Borrower or any Restricted Subsidiary); provided, however, that the foregoing shall not include any purchase, redemption or other acquisition or retirement for value of any Capital Stock (or any options, warrants or rights to acquire shares of Capital Stock) required by the terms of any acquisition or related agreement pursuant to which any Restricted Subsidiary was acquired.

         "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.

         "Sale Closing" means the closing of the Sale Transaction.

         "Sale Transaction" means the exchange of Existing Preferred Stock for Series A Convertible Preferred Stock and the sale and purchase of 125,000 shares of Series B Convertible Preferred Stock (for an aggregate purchase price of $12,500,000), upon the terms and subject to the conditions specified in the Subscription Agreement.

         "SEC" means the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Agent" means Wachovia Bank, National Association, as administrative agent for the Senior Lenders party to the Senior Credit Agreement, and its successors and assigns.

         "Senior Covenant Default" has the meaning assigned thereto in Section 12.03.

         "Senior Credit Agreement" means the Credit Agreement, dated as of May 4, 2001, as amended by Amendment No. 1 dated as of November 26, 2001 and Amendment No. 2 dated on or about the date hereof, by and among the Borrower, the Senior Lenders, Lehman Commercial Paper, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and the Senior Agent, and any and all agreements refinancing or refunding, in whole or in part, the Senior Debt, and all amendments, renewals, extensions and modifications thereto, including increases in the principal amount thereof; provided that with respect to any agreement providing for the refinancing or refunding of the Senior Debt (including any such agreement which increases the principal amount thereof), such agreement shall be the Senior Credit Agreement for the purposes of this definition only if a notice to that effect is delivered by the Borrower or the Senior Agent to the Administrative Agent and the Lenders.

         "Senior Debt" means all obligations now or hereafter incurred pursuant to and in accordance with the Senior Credit Agreement and the other Loan Documents (as defined therein), including, without limitation, principal, interest (including interest accruing in respect of Senior Debt after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Borrower, at the rate applicable to such Senior Debt pursuant to the Senior Credit Agreement, whether or not such interest is allowed as a claim enforceable against the Borrower or any Guarantor in any bankruptcy case and any other interest that would have accrued but for the commencement of such proceedings), fees, costs, expenses, and all other Obligations (as defined in the Senior Credit Agreement).

         "Senior Lenders" means the lenders under the Senior Credit Agreement.

         "Senior Payment Default" has the meaning assigned thereto in Section 12.03.

         "Series A Certificate of Designation" means the Certificate of Designation of Series A Convertible Preferred Stock, in the form of Exhibit A to the Subscription Agreement.

         "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Borrower, par value $.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Series A Certificate of Designation.

         "Series B Certificate of Designation" means the Certificate of Designation of Series B Convertible Preferred Stock, in the form of Exhibit B to the Subscription Agreement.

         "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock of the Borrower, par value $.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Series B Certificate of Designation.

         "Series C Certificate of Designation" means the Certificate of Designation of Series C Convertible Preferred Stock, in the form of Exhibit B to the Exchange Agreement.

         "Series C Convertible Preferred Stock" means the Series C Convertible Preferred Stock of the Borrower, par value $.01 per share, having a liquidation preference of $100.00 per share and such other rights and preferences as are set forth in the Series C Certificate of Designation.

         "Series C Preferred Conversion Shares" means the shares of the Borrower's Common Stock issuable upon conversion of the Series C Convertible Preferred Stock in accordance with the terms thereof and hereof and having the registration rights set forth in the Series C Registration Rights Agreement.

         "Series C Registration Rights Agreement" means a Registration Rights Agreement, substantially in the form of Exhibit D to the Exchange Agreement, relating to the registration under the Securities Act of the Series C Preferred Conversion Shares.

         "Shareholder Approval" means any approval of the stockholders of the Borrower required by applicable law, any Governmental Authority or any self-regulatory agency, including, without limitation, any rule or regulation promulgated by the New York Stock Exchange, and by section "Eighth" of the certificate of incorporation of the Borrower (unless amended), to duly authorize the Conversion.

         "Solvent" means, as to the Borrower and its Restricted Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and (b) is not "Insolvent" as defined under the Bankruptcy Code or any applicable State insolvency law.

         "Subordinated Debt" means the collective reference to all Debt of the Borrower and any Restricted Subsidiary which (a) has a scheduled maturity date more than one year after the Maturity Date, (b) is not subject to any scheduled amortization or mandatory redemption feature of any kind (other than a mandatory redemption upon the occurrence of an event which constitutes an Event of Default hereunder), and (c) is subordinated with respect to payment, remedies and covenants to the Obligations and otherwise subordinated thereto to the reasonable satisfaction of the Administrative Agent and the Majority Lenders.

         "Subscription Agreement" means the Stock Subscription and Exchange Agreement, dated as of June 7, 2002, by and among the Borrower and the purchasers specified on the signature pages thereof with respect to the exchange of Existing Preferred Stock for Series A Convertible Preferred Stock and the sale and purchase of the Series B Convertible Preferred Stock.

         "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at such time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Surviving Entity" has the meaning assigned thereto in Section
10.10(a).

         "Taxes" has the meaning assigned thereto in Section 4.08(a)(iv).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA for which notice has not been waived which results in a Material Adverse Effect, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a) (2) of ERISA which results in a Material Adverse Effect, or (c) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC which results in a Material Adverse Effect, or (d) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (e) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA which results in a Material Adverse Effect, or (f) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA which results in a Material Adverse Effect, or
(g) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA which results in a Material Adverse Effect.

         "Total Commitment" means the sum of the Total Tranche A Loan Commitment, the Total Tranche B Loan Commitment and the Total Tranche C Loan Commitment.

         "Total Debt" means, at any date of determination, the aggregate amount of Debt of the Borrower and its Restricted Subsidiaries determined on a Consolidated basis as of such date.

         "Total Tranche A Loan Commitment" means the sum of the amounts of the Lenders' Tranche A Loan Commitments.

         "Total Tranche B Loan Commitment" means the sum of the amounts of the Lenders' Tranche B Loan Commitments.

         "Total Tranche C Loan Commitment" means the sum of the amounts of the Lenders' Tranche C Loan Commitments.

         "Tranche A Lender" means a Lender with a Tranche A Loan Commitment.

         "Tranche A Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make available to the Borrower its portion of the Tranche A Loan up to the amount set forth in Schedule 2.01 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

         "Tranche A Loan" means the loan made by the Tranche A Lenders to the Borrower within 90 days of the Closing Date pursuant to Section 2.01(a).

         "Tranche A Notes" means the promissory notes provided for by Section 2.04(a) and all promissory notes delivered in substitution or exchange therefor.

         "Tranche B Lender" means a Lender with a Tranche B Loan Commitment.

         "Tranche B Loan" means the loan made by the Tranche B Lenders to the Borrower within eighteen (18) months of the Closing Date pursuant to Section 2.01(b).

         "Tranche B Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make available to the Borrower its portion of the Tranche B Loan up to an amount equal to the amount set forth in Schedule 2.01 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

         "Tranche B Notes" means the promissory notes provided for by Section 2.04(b) and all promissory notes delivered in substitution or exchange therefor.

         "Tranche C Lender" means a Lender with a Tranche C Loan Commitment.

         "Tranche C Loan" means the loan made by the Tranche C Lenders to the Borrower simultaneously with or after the making of the Tranche B Loan but within eighteen (18) months of the Closing Date pursuant to Section 2.01(c).

         "Tranche C Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make available to the Borrower its portion of the Tranche C Loan up to an amount equal to the amount set forth in Schedule 2.01 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

         "Tranche C Notes" means the promissory notes provided for by Section 2.04(c) and all promissory notes delivered in substitution or exchange therefor.

         "Trust Convertible Preferred Securities" means the 10% Trust Convertible Preferred Securities of the Borrower, issued pursuant to and having the terms, rights and privileges set forth in the trust documents substantially in the forms attached as exhibits to the Exchange Agreement.

         "Trust Convertible Conversion Shares" means the share of the Borrower's Common Stock issuable upon conversion of the Trust Convertible Preferred Securities in accordance with the terms thereof and hereof.

         "Unused Loan Fee" has the meaning assigned thereto in Section 4.02(b).

         "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

         "United States" means the United States of America.

         "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Borrower as an Unrestricted Subsidiary in accordance with Section 10.06 and (b) any Subsidiary of an Unrestricted Subsidiary. As of the Closing Date, the Unrestricted Subsidiaries are those set forth as such on Schedule 6.01(b).

         "Voting Interests" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

         Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         Section 1.03 Terms Generally. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.04 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and consistent with those applied in the preparation of the Consolidated balance sheet referred to in Section 7.01(b). In the event of changes in GAAP in accordance with the definition thereof, the Borrower and the Lenders will thereafter negotiate in good faith to revise, by amendment of this Agreement, any covenants of this Agreement in order to make such covenants consistent with GAAP then in effect.

                                   ARTICLE II

                                    THE LOANS

         Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

              (a) Tranche A Loan. Each Tranche A Lender severally agrees to make its portion of the Tranche A Loan to the Borrower in an aggregate principal amount not to exceed the amount of such Lender's Tranche A Loan Commitment. The aggregate principal amount of the Tranche A Loan must be drawn in one (1) borrowing on a Business Day within ninety (90) days of the Closing Date and shall not exceed the Total Tranche A Loan Commitment. Any principal amount of the Tranche A Loan which is repaid or prepaid may not be reborrowed.

              (b) Tranche B Loan. Each Tranche B Lender severally agrees to make its portion of the Tranche B Loan to the Borrower in an aggregate principal amount not to exceed the amount of such Lender's Tranche B Loan Commitment. The aggregate principal amount of the Tranche B Loan must be drawn in one (1) borrowing on a Business Day within eighteen (18) months of the Closing Date and shall not exceed the Total Tranche B Loan Commitment. Any principal amount of the Tranche B Loan which is repaid or prepaid may not be reborrowed.

              (c) Tranche C Loan. Each Tranche C Lender severally agrees to make its portion of the Tranche C Loan to the Borrower in an aggregate principal amount not to exceed the amount of such Lender's Tranche C Loan Commitment. The aggregate principal amount of the Tranche C Loan must be drawn in one (1) borrowing on a Business Day simultaneously with or after the making of the Tranche B Loan but within eighteen (18) months of the Closing Date and shall not exceed the Total Tranche C Loan Commitment. Any principal amount of the Tranche C Loan which is repaid or prepaid may not be reborrowed.

         Section 2.02 Making the Loans.

              (a) The Borrower shall give the Administrative Agent prior written notice, in substantially the form of Exhibit E hereto (a "Notice of Borrowing"), not later than 12:00 noon (New York City time) on the date which is five (5) Business Days prior to the date of the proposed Loan. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan and (ii) the proposed borrowing date, which must be a Business Day. The Administrative Agent and the Lenders may act without liability upon the basis of written notice believed by the Administrative Agent in good faith to be from the Borrower. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

              (b) All Loans constituting a single borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Tranche A Loan Commitment, the Total Tranche B Loan Commitment and the Total Tranche C Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

              (c) The Administrative Agent will make the proceeds of a Loan available to the Borrower on the day of the proposed Loan by causing an amount, in immediately available funds, equal to the proceeds of all Loans received by the Administrative Agent from the Lenders to be deposited in an account designated by the Borrower.

         Section 2.03 Repayment of Loans.

              (a) Tranche A Loan. The Borrower hereby promises to pay to the Administrative Agent for account of the Lenders the principal of the Tranche A Loan, and the Tranche A Loan shall mature, on the Maturity Date.

              (b) Tranche B Loan. The Borrower hereby promises to pay to the Administrative Agent for account of the Lenders the principal of the Tranche B Loan, and the Tranche B Loan shall mature, on the Maturity Date.

              (c) Tranche C Loan. The Borrower hereby promises to pay to the Administrative Agent for account of the Lenders the principal of the Tranche C Loan, and the Tranche C Loan shall mature, on the Maturity Date.

         Section 2.04 Evidence of Debt.

              (a) The Tranche A Loan (other than Registered Loans) of each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A hereto, dated the date of the making of the Tranche A Loan, payable to such Lender in a principal amount equal to the original principal amount of the Tranche A Loan held by it and otherwise duly completed.

              (b) The Tranche B Loan (other than Registered Loans) of each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B hereto, dated the date of the making of the Tranche B Loan, payable to such Lender in a principal amount equal to the original principal amount of the Tranche B Loan held by it and otherwise duly completed.

              (c) The Tranche C Loan (other than Registered Loans) of each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit C hereto, dated the date of the making of the Tranche C Loan, payable to such Lender in a principal amount equal to the original principal amount of the Tranche C Loan held by it and otherwise duly completed.

              (d) The amount of each Loan of each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing such Loan held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such

Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loan.

              (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Loans and Notes pursuant to Section 14.07 and except as provided in paragraph (f) below (and, if requested by any Lender, the Borrower agrees to so exchange any Note).

              (f) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Administrative Agent to record on the Register referred to in Section 14.07(e) any Loans held by such Lender under this Agreement. Loans recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibits A, B and C hereto, as the case may be) and registered as provided in Section 14.07(e) (herein, a "Registered Note"), dated the date of such Loan, payable to such Lender and otherwise duly completed. A Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

         Section 2.05 Termination of Commitments; Prepayment of Loans.

              (a) Termination of Commitments.

                   (i) Tranche A Loan. The Total Tranche A Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the date that is ninety
         (90) days from the Closing Date.

                   (ii) Tranche B Loan. The Total Tranche B Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the date that is eighteen (18) months from the Closing Date.

                   (iii) Tranche C Loan. The Total Tranche C Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the date that is eighteen (18) months from the Closing Date.

              (b) Optional Prepayment.

                   (i) Subject in all respects to the limitations contained in the Senior Credit Agreement and Article XII of this Agreement, the Borrower may, upon not less than five (5) and not more than fifteen
         (15) days' notice, prepay any Loan, in whole at any time or in part at any time and from time to time.

                   (ii) Notwithstanding any delivery of notice of prepayment, the Loans shall remain convertible pursuant to Article III until prepaid or paid in full.

              (c) Mandatory Prepayment Upon a Change of Control.

                   (i) Upon the occurrence of a Change of Control, the Administrative Agent and the Lenders shall have the right to terminate or reduce the Commitments and require the Borrower to prepay all or any portion of the outstanding principal amount of the Loans in full. Within ten (10) days following any Change of Control, the Borrower shall deliver a notice to the Administrative Agent describing in reasonable detail the transaction or transactions that constitute the Change of Control and offering to prepay the Loans (the "Change of Control Offer") on the date specified in such notice, which date shall be no earlier than thirty (30) and no later than sixty (60) days from the date of such notice (the "Change of Control Repayment Date"). Any Lender that elects to have all or a portion of the outstanding principal amount of its Loans prepaid as part of the Change of Control Offer shall deliver notice to the Borrower of its election at least five (5) days prior to the scheduled Change of Control Repayment Date. Any Lender that does not deliver to the Company notice accepting the Change of Control Offer at least five (5) days prior to the Change of Control Repayment Date shall be deemed to have rejected such Change of Control Offer. Notwithstanding the foregoing provisions of this clause
         (i), the failure of the Borrower to deliver the notice referred to in the second sentence of this clause (i) to any Lender shall not affect or impair the obligation of the Borrower to prepay all or any portion of the outstanding principal amount of such Lender's Loans on the applicable Change of Control Repayment Date.

                   (ii) If as of the date of any Change of Control Offer, the terms of the Senior Credit Agreement prohibit prepayment of the Loans under clause (i) above, then the Borrower shall, prior to the making of any such prepayment on the Change of Control Repayment Date, either (A) obtain the written consent of the Senior Agent and the requisite Senior Lenders to prepay the Loans or (B) repay all outstanding Senior Debt in full. Notwithstanding anything to the contrary contained in this Agreement, if the Borrower is required to and fails to comply with the immediately preceding sentence, then an Event of Default shall occur under Section 11.01(a) as of the applicable Change of Control Repayment Date.

              (d) Application of Payments. Any prepayment made pursuant to this
Section 2.05 shall be applied, first, to the Tranche A Loan, second, to the Tranche B Loan, and third, to the Tranche C Loan.

              (e) Interest and Fees. Any prepayment made pursuant to this
Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Commitments have been terminated, such prepayment shall be accompanied by the payment of all interest and fees accrued to such date.

              (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section
2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

                                   ARTICLE III

                                   CONVERSION

         Section 3.01 Conversion of Notes. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option at any time during the period from the date of the making of the Tranche A Loan to the date that is eighteen (18) months after the date the Borrower receives Shareholder Approval, but in no event later than June 7, 2005, to convert all (but not less than all) of the Notes, together and simultaneously with the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, into a single type of security (the "Conversion"), as set forth in the Exchange Agreement.

         Section 3.02 Fundamental Changes to Borrower.

              (a) Change of Control. In the event of a Change of Control, the rights of the Borrower to convert the Notes pursuant to this Article III shall terminate immediately, unless the Lenders elect not to require the Borrower to prepay the Loans in accordance with the provisions of Section 2.05(c).

              (b) Consolidation, Merger or Sale of Assets. In the event of any consolidation of the Borrower with, or merger of the Borrower into, another Person, or the case of any merger of another Person into the Borrower (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Borrower), or in the case of any sale or transfer of all or substantially all of the assets of the Borrower (collectively hereinafter referred to as a "Fundamental Change"), the Borrower shall, as a condition precedent to such Fundamental Change, (i) if the Borrower has not previously delivered to the Administrative Agent a notice of Conversion in accordance with the Exchange Agreement, irrevocably waive its right to at any time thereafter deliver such notice and effect a Conversion or (ii) cause effective provisions to be made so that the Lenders shall have the right thereafter, to receive upon conversion of the Notes
(A) trust convertible preferred securities carrying like terms as the Trust Convertible Preferred Securities, which trust convertible preferred securities would be convertible into the kind and amount of shares of Capital Stock and other property (including cash) receivable upon such Fundamental Change by the Lenders assuming (1) the Notes had been converted to Trust Convertible Preferred Securities and (2) the Trust Convertible Preferred Securities had been converted immediately prior to such Fundamental Change, or (B) convertible preferred stock with the rights, preferences and privileges set forth in the Series C Certificate of Designation, which convertible preferred stock would be convertible into the kind and amount of shares of Capital Stock and other property (including cash) receivable upon such Fundamental Change by the Lenders assuming (1) the Notes had been converted to Series C Convertible Preferred Stock and (2) the Series C Convertible Preferred Stock has been converted immediately prior to such Fundamental Change.

         Section 3.03 Notice of Adjustments of Conversion Security Conversion Price. So long as any Notes are outstanding, whenever the conversion price with respect to any Conversion Security is adjusted in accordance therewith:

              (a) the Borrower shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Borrower setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Administrative Agent; and

              (b) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Borrower to each Lender.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         Section 4.01 Interest.

              (a) Tranche A Loan. The Tranche A Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Tranche A Loan until such principal amount becomes due, (i) for the period from the date of the making of the Tranche A Loan until the date of the making of the Tranche B Loan, at a rate per annum equal to 11.25% and (ii) thereafter, at a rate per annum equal to 12.25%.

              (b) Tranche B Loan. The Tranche B Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Tranche B Loan until such principal amount becomes due, at a rate per annum equal to 12.25%.

              (c) Tranche C Loan. The Tranche C Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Tranche C Loan until such principal amount becomes due, at a rate per annum equal to 12.25%.

              (d) Interest Payment. Accrued interest on each Loan shall be payable quarterly, in arrears, on the first Business Day of each February, May, August and November, commencing on the first Business Day of the quarter following the quarter in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise).

              (e) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Credit Parties under this Agreement and the other Credit Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable from time to time on demand.

         Section 4.02 Fees.

              (a) Commitment Fee. On or prior to the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable commitment fee (the "Commitment Fee") equal to $187,500, which shall be deemed fully earned when paid.

              (b) Unused Loan Fee. From and after the date that is six (6) months following the Closing Date and until the date that is eighteen (18) months following the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, an unused loan fee (the "Unused Loan Fee"), which shall accrue at the rate per annum of 1.0% on the excess, if any, of the Total Commitment over the principal amount of the Loans outstanding from time to time and shall be payable quarterly in arrears on the first day of each calendar quarter commencing on January 1, 2003.

         Section 4.03 Payments.

              (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Borrower under any Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, for the account of the Administrative Agent to an address designated by the Administrative Agent by notice hereunder to the Borrower, not later than 1:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on any such due date which is a Business Day to be deemed to have been made on the next succeeding Business
Day).

              (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

              (c) The Borrower shall, at the time of making each payment under this Agreement, any Note or any other Credit Document for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to
Section 4.06, may determine to be appropriate).

              (d) Each payment received by the Administrative Agent under this Agreement, any Note or any other Credit Document for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the Loan or other obligation in respect of which such payment is made.

              (e) If the due date of any payment under this Agreement, any Note or any other Credit Document would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal or other amount so extended for the period of such extension.

         Section 4.04 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each payment of principal of the Tranche A Loan, the Tranche B Loan or the Tranche C Loan by the Borrower shall be made for the account of the relevant Lenders in accordance with their Pro Rata Shares; and
(b) each payment of interest on the Tranche A Loan, the Tranche B Loan and the Tranche C Loan by the Borrower shall be made for the account of the relevant Lenders in accordance with their Pro Rata Shares.

         Section 4.05 Computations. Interest on Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         Section 4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                   (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section
         4.01 to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under said Section 4.01 to pay interest at the Post-Default Rate in respect of the Required Payment; and

                   (ii) if the Required Payment shall represent proceeds of a Loan to be made by a Lender to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 4.01 is applicable to such Loan, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

         Section 4.07 Sharing of Payments, Etc.

              (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set-off and apply any deposit (general or special, time or demand, provisional or final), or other Debt, held by it for the credit or account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender under this Agreement or any other Credit Document, that is not paid when due in accordance with the terms of this Agreement (regardless of whether such deposit or other Debt are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

              (b) If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Tranche A Loan, the Tranche B Loan or the Tranche C Loan, as the case may be, or such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Tranche A Loan, the Tranche B Loan or the Tranche C Loan, as the case may be, or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their Pro Rata Shares. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

              (c) The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

              (d) Nothing contained in this Section 4.07 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Debt or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
4.07 to share in the benefits of any recovery on such secured claim.

         Section 4.08 Taxes. (a) All payments made by the Borrower hereunder or under any other Credit Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of the Administrative Agent or any Lender imposed by the jurisdiction in which the Administrative Agent or such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be deducted or withheld from or in respect of any amount payable hereunder or under any other Credit Document,

                   (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Administrative Agent or the Lenders, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                   (ii) the Borrower shall make such deduction or withholding,

                   (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                   (iv) as promptly as possible thereafter, the Borrower shall send the Administrative Agent and the Lenders an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Administrative Agent and the Lenders) evidencing payment of the amount or amounts so deducted or withheld. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Credit Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

              (b) The Borrower hereby indemnifies and agrees to hold the Administrative Agent and the Lenders harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.08) paid by the Administrative Agent or any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that, if the Borrower so requests in writing, the Administrative Agent and the Lenders shall contest the imposition of any such Tax or Other Tax at the Borrower's sole reasonable expense with counsel reasonably satisfactory to the Borrower; provided, further, however, that the Administrative Agent or any such Lender, as the case may be, shall not have any obligation to contest any such Tax or Other Tax unless (i) the Administrative Agent or such Lender determines that such Tax or Other Tax may be contested separately from the contest of any tax or other claim not indemnified against by the Borrower hereunder, (ii) the Administrative Agent or such Lender may either pay the Tax or Other Tax claimed and sue for a refund or contest the claim in any permissible forum, (iii) prior to undertaking any such contest, the Borrower shall have agreed to pay any reasonable costs, expenses and other liabilities incurred by the Administrative Agent or such Lender in connection with such contest, (iv) if so requested by the Administrative Agent or such Lender, the Borrower shall have delivered to the Administrative Agent or such Lender an opinion of independent counsel to the effect that such contest has a substantial probability of success, (v) if the Administrative Agent or such Lender shall determine to pay the Tax or Other Tax and sue for a refund, the Borrower shall advance sufficient funds to pay such Tax or Other Tax at no net after-tax cost to the Administrative Agent or such Lender, (vi) no Event of Default shall have occurred and be continuing, (vii) the amount of Tax or Other Tax that would be contested exceeds $10,000, (viii) the Borrower's counsel shall be permitted to participate in the contest, and (ix) settlement of the contest shall be subject to the Borrower's consent, which consent shall not be unreasonably withheld or delayed. Such indemnification shall be paid within ten
(10) days from the date on which the Administrative Agent or any such Lender makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

              (c) Each Lender that is organized in a jurisdiction outside the United States hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender which becomes a party hereto pursuant to Section 14.07 after the Closing Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower, but only if such Lender is legally able to do so), deliver to the Borrower either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI or any successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code, (x) a certificate to the effect that such Lender is (A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) not a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form.

              (d) Notwithstanding anything to the contrary herein, the Borrower shall not be required to pay any additional amounts to a Lender in respect of U.S. Federal withholding taxes pursuant to Section 4.08(a) or (b) to the extent that such additional amounts would not have been payable but for a failure by such Lender to perform its obligations under Section 4.08(c).

              (e) If the Borrower fails to perform any of its obligations under this Section 4.08, the Borrower shall indemnify the Administrative Agent and the Lenders for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Borrower under this Section 4.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE V

                              CONDITIONS OF LENDING

         Section 5.01 Conditions Precedent to Closing. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Administrative Agent and the Lenders:

              (a) Delivery of Documents. The Administrative Agent shall have received the following documents, each dated the Closing Date (except as otherwise specified below) and in form and substance satisfactory to the Lender:

                   (i) this Agreement, dated as of June 7, 2002, duly executed by the Borrower;

                   (ii) the Guaranty Agreement, duly executed by each Subsidiary of the Borrower that is a Subsidiary Guarantor (as defined in the Senior Credit Agreement);

                   (iii) a copy of the charter, certificate of limited partnership or certificate of limited liability company, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State of the state in which such Person is organized, and a certificate as to the good standing of each such Person as of a recent date from such Secretary of State;

                   (iv) a certificate of a duly authorized officer of each Credit Party certifying as to (A) the absence of any amendments to the charter, certificate of limited partnership or certificate of limited liability company of such Person since the date of the Secretary of State's certificate referred to in clause (iv) above; (B) a true and correct copy of the bylaws of such Person as in effect on the Closing Date; (C) the due organization and good standing of such Person under the laws of the State of its organization, and the absence of any proceeding for the dissolution or liquidation of such Person; (D) the truth of the representations and warranties contained in each Credit

         Document to which it is a party as though made on and as of the date of the Closing Date; (E) the absence of any event occurring and continuing, or resulting from the Loans or the application of the proceeds therefrom, that constitutes a Default or an Event of Default;
         (F) the absence of any event or development since December 31, 2001 which could reasonably be expected to have a Material Adverse Effect;
         (G) a true and complete copy of the resolutions and other authorization documents of such Person authorizing the execution, delivery and performance by such Person of each Credit Document to which it is a party and the consummation of the transactions contemplated thereby and, in the case of the Borrower, the borrowings hereunder, and that such authorization documents have not been modified, rescinded or amended and are in full force and effect and (H) the incumbency and specimen signature of each officer or other representative executing any Credit Document or any other document delivered in connection herewith on behalf of such Person, together with a certificate of another officer or other representative of such Person as to the incumbency and specimen signature of the officer or other representative of such Person executing such certificate;

                   (v) the written opinion of Proskauer Rose LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F, and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders;

                   (vi) a certificate of the Borrower, signed on behalf of the Borrower by a duly authorized officer in substantially the form of Exhibit G, certifying that (A) the Borrower and each of its Subsidiaries are Solvent, (B) the material payables of the Borrower and each Guarantor are current and not past due, and (C) attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the Closing Date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenant contained in Section 9.02;

                   (vii) copies of the Consolidated balance sheet, year to date income statement or statement of operations and year to date statement of cash flows for the Borrower and its Subsidiaries dated as of March 31, 2002 and prepared in accordance with GAAP;

                   (viii) copies of each of the agreements or other documents comprising or delivered in connection with the Senior Credit Agreement, together with a certificate of a duly authorized officer of the Borrower stating that such copies are true and correct copies thereof and that such agreements remain in full force and effect and that, to the Actual Knowledge of such duly authorized officer, none of the Credit Parties has breached or defaulted in any of its obligations under such agreements;

                   (ix) an amendment, duly executed by the Senior Agent and the requisite Senior Lenders under the Senior Credit Agreement, consenting to the execution, delivery and performance by the Credit Parties of the Credit Documents and confirming that the Obligations constitute Subordinated Debt (as defined in the Senior Credit Agreement);

                   (x) certified copies of all consents, approvals and authorizations of, and notices to and other actions by, all governmental and regulatory authorities and other Persons with whom any of the Borrower and the Borrower's Subsidiaries has any contractual obligations, as shall be required for the execution, delivery or performance of the Credit Documents or the consummation of the transactions contemplated thereby; and

                   (xi) such other agreements, instruments and other documents as the Administrative Agent or any Lender may reasonably request.

              (b) Consummation of Sale Transaction. Each of the Borrower and the purchasers party thereto shall have fully performed all of the obligations to be performed by it under, and the Sale Transaction shall have been consummated in accordance with, the Subscription Agreement as in effect on the Closing Date.

              (c) Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries in any court or before any arbitrator or governmental or regulatory authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Credit Document or the transactions contemplated thereby.

              (d) Due Diligence. The Administrative Agent and the Lenders shall have completed a due diligence investigation with respect to the Borrower and its Subsidiaries, and with results, satisfactory to the Administrative Agent and the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of all such Persons and shall have received such financial, business and other information regarding such Persons as the Administrative Agent and the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, arrangements with employees and financial statements.

              (e) Representations and Warranties. Except for such representations and warranties as are made as of a specific date (which representations and warranties shall be true and correct as of such date), the representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct on and as of the Closing Date, as though made on and as of such date.

              (f) Material Adverse Effect. No event or development shall have occurred since December 31, 2001 which could reasonably be expected to have a Material Adverse Effect.

              (g) No Event of Default. No event shall have occurred and be continuing that constitutes a Default or an Event of Default.

              (h) Payment of Fees, Etc. All accrued fees and expenses of the Administrative Agent and the Lenders then due and payable (including the reasonable fees and expenses of counsel to the Administrative Agent and the Lenders) shall have been paid; provided that the Borrower shall not be required to pay in excess of $200,000 in the aggregate in respect of the fees and expenses of counsel for the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement and the Subscription Agreement.

         Section 5.02 Conditions Precedent to the Loans. The obligation of the Lenders to make any Loan shall be subject to the following conditions precedent:

              (a) Delivery of Documents. The Administrative Agent shall have received the following documents, each dated the date of such Loan (except as otherwise specified below) and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

                   (i) a Tranche A Note, Tranche B Note or a Tranche C Note, as the case may be, payable to each Tranche A Lender, Tranche B Lender or Tranche C Lender, as appropriate, and duly executed by the Borrower;

                   (ii) a Notice of Borrowing with respect to such Loan, duly executed by the Borrower;

                   (iii) a certificate of the Borrower, signed on behalf of the Borrower by a duly authorized officer (the statements made in which certificate shall be true on and as of such date), certifying as to (A) the due organization and good standing of the Borrower and each of the Borrower's Restricted Subsidiaries in its jurisdiction of organization and the absence of any proceeding for the dissolution or liquidation of any such Person; (B) the completeness and accuracy in all material respects of all of the representations and warranties made by the Borrower in this Agreement, before and after giving effect to such Loan and to the application of the proceeds thereof as contemplated by
         Section 6.01(i), as though made on and as of such date; (C) the absence of any event occurring and continuing, or resulting from making of such Loan or the consummation of any of the other transactions contemplated hereby, that constitutes a Default or an Event of Default; (D) the absence of any event or development since the Closing Date which could reasonably be expected to have a Material Adverse Effect; (E) except as otherwise permitted by this Agreement, none of the Borrower and the Borrower's Subsidiaries having changed its jurisdiction of organization, having been a party to any merger, consolidation or other similar transaction or having issued or sold any shares of its capital stock (or other ownership or profit interests therein), or any warrants, options or other rights therefor, at any time and (F) the satisfaction of all conditions precedent to the making of such Loan on such date; and

                   (iv) such other agreements, instruments and other documents as the Lenders may reasonably request.

              (b) Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened against the Borrower or any of its Subsidiaries in any court or before any arbitrator or governmental or regulatory authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Credit Document or the transactions contemplated thereby.

              (c) Representations and Warranties. Except for such representations and warranties of the Borrower as are made as of a specific date (which representations and warranties shall be true and correct as of such date), the representations and warranties contained in this Agreement shall be true and correct in all material respects (i) on and as of the date of such Notice of Borrowing with respect to such Loan and (ii) on and as of the date of such Loan, before and after giving effect to such Loan and to the application of the proceeds therefrom, as though made on and as of such date.

              (d) Material Adverse Effect. No event or development shall have occurred since the Closing Date which could reasonably be expected to have a Material Adverse Effect.

              (e) No Event of Default. No event shall have occurred and be continuing, or would result from the making of such Loan or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

              (f) Payment of Fees, Etc. All accrued fees and expenses of the Administrative Agent and the Lenders then due and payable (including the reasonable fees and expenses of counsel to the Administrative Agent and the Lenders) shall have been paid (or shall, contemporaneously with such Loan, be paid).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.01 Representations and Warranties of the Borrower. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

              (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized are described on Schedule 6.01(a).

              (b) Ownership. Each Restricted Subsidiary and each Unrestricted Subsidiary as of the Closing Date is listed on Schedule 6.01(b). All outstanding shares or other equity interests have been duly authorized and validly issued and, with respect to Capital Stock, are fully paid and nonassessable. The holders of the Capital Stock of the Subsidiaries of the Borrower as of the Closing Date are, and the amount of Capital Stock owned by each as of the

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Closing Date is, described on Schedule 6.01(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Borrower or its Subsidiaries, except as described on Schedule 6.01(b). Each Co-Investment Entity as of the Closing Date is listed on Schedule 6.01(b).

              (c) Authorization of Agreement, Credit Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party, the borrowings hereunder and the transactions contemplated hereby and thereby, in each case in accordance with their respective terms. This Agreement and each of the other Credit Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

              (d) Compliance of Agreement, Credit Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Credit Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval which has not been obtained or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any material Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens permitted hereunder.

              (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

              (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except any nonpayment permitted under Section
8.05. No Governmental Authority has asserted any Lien or other material claim against the Borrower or any Subsidiary with respect to unpaid taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years, the result of which could reasonably be expected to have a Material Adverse Effect.

              (g) Environmental Matters.

                   (i) To the Borrower's Actual Knowledge, the properties owned or managed by the Borrower and its Subsidiaries do not contain, and to their Actual Knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect;

                   (ii) To the Borrower's Actual Knowledge, such properties and all operations of the Borrower and its Subsidiaries are conducted in compliance in all respects, and have been in compliance in all respects, with all applicable Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect, and the Borrower and its Subsidiaries have not caused contamination at, under or about such properties or such operations which could reasonably be expected to have a Material Adverse Effect;

                   (iii) Neither the Borrower nor any Subsidiary (A) has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or their operations, or (B) have Actual Knowledge that any such notice will be received or is being overtly threatened, in each case which could reasonably be expected to have a Material Adverse Effect;

                   (iv) To the Borrower's Actual Knowledge, the Borrower and its Subsidiaries have not caused Hazardous Materials to be transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which gives rise to liability under, Environmental Laws, which violation or liability could reasonably be expected to have a Material Adverse Effect, nor to the Borrower's Actual Knowledge have the Borrower and its Subsidiaries caused any Hazardous Materials to be generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

                   (v) No judicial proceedings or governmental or administrative action is pending, or, to the Actual Knowledge of the Borrower, overtly threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to such properties or operations of the Borrower and its Subsidiaries conducted thereon, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations which in each case could reasonably be expected to have a Material Adverse Effect; and

                   (vi) To its Actual Knowledge, neither the Borrower nor its Subsidiaries have caused any release, or to the Borrower's Actual Knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that gives rise to liability under Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect.

              (h) ERISA.

                   (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.01(h);

                   (ii) the Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                   (iii) No Pension Plan of the Borrower has been terminated, and to the knowledge of the Borrower no Pension Plan of any ERISA Affiliate has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code,
         Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c) (3) (C) or 4063(a) of ERISA with respect to any Pension Plan, in each case which could reasonably be expected to result in a Material Adverse Effect;

                   (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                        (v) No Termination Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur; and

                        (vi) No proceeding, claim, lawsuit and/or investigation (other than routine claims for benefits in the ordinary course) is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate or (B) Pension Plan.

              (i) Use of Proceeds. The Borrower shall use the proceeds of the Loans as set forth on Schedule 6.01(i). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

              (j) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby. None of the making of any Loans hereunder, the application of the proceeds or repayment thereof by the Borrower, the issuance of the Conversion Securities or the Conversion Shares or the consummation of the other transactions contemplated hereby will violate any provision of the Securities Act, any rule, regulation or order of the Securities and Exchange Commission thereunder or any state securities law.

              (k) Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

              (l) No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

              (m) Solvency. As of the Closing Date and after giving effect to each Loan hereunder, the Borrower and each of its Subsidiaries is and will be Solvent.

              (n) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries referred to in Section 6.01(k), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

              (o) Liens. None of the properties and assets of the Borrower or any Subsidiary is subject to any Lien, except Liens permitted pursuant to
Section 10.07.

              (p) Debt and Contingent Obligations. Schedule 6.01(p) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000. The Borrower and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto.

              (q) Litigation. Except for matters existing as of the Closing Date and set forth either in the public filings of the Borrower with the Securities and Exchange Commission made prior to the Closing Date or on Schedule 6.01(q), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

              (r) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or (ii) constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound, which could reasonably be expected to have a Material Adverse Effect or which would require the Borrower or any of its Subsidiaries to make any payment thereunder in excess of $1,000,000 prior to the scheduled maturity date therefor.

              (s) Subordination. Except for the Senior Debt, the Obligations under this Agreement and the other Credit Documents rank pari-passu with, or senior to, all other Debt of the Borrower as to right of payment.

              (t) Solicitation, Brokers, Etc. No form of general solicitation or general advertising was used by the Borrower or any other Person acting on its behalf in respect of this Agreement or the Notes or in connection with the financing contemplated hereby. The Borrower has not dealt with any broker, finder, or other similar person in connection with the transactions contemplated by this Agreement, and the Borrower is not under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

              (u) Minute Books. The minute books of the Borrower contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect accurately in all material respects all transactions referred to in such minutes.

              (v) Authorization and Issuance of Notes, Trust Convertible Preferred Securities, Series C Convertible Preferred Stock, Trust Convertible Preferred Conversion Shares, and Series C Preferred Conversion Shares. The issuance of the Notes has been duly authorized and when executed by the Borrower and delivered to the Lenders in accordance with the terms of this Agreement, will be valid and binding obligations of the Borrower and will be free of preemptive or similar rights. The issuance of the Trust Convertible Preferred Securities will be, upon receipt by the Borrower of Shareholder Approval, duly authorized and, when executed by the Borrower and delivered to the Lenders upon conversion of the Notes will be valid and binding obligations of the Borrower and will be free of preemptive or similar rights. The issuance of the Series C Convertible Preferred Stock will be, upon receipt by the Borrower of Shareholder Approval, duly authorized and, when issued pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights. The issuance of the Trust Convertible Preferred Conversion Shares will be, upon receipt by the Borrower of Shareholder Approval, duly authorized and, when issued upon conversion of the Trust Convertible Preferred Securities in accordance with the terms thereof, the Trust Convertible Preferred Conversion Shares will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights. The issuance of the Series C Preferred Conversion Shares will be, upon receipt by the Borrower of Shareholder Approval, duly authorized and when issued upon conversion of the Series C Convertible Preferred Stock in accordance with the Series C Certificate of Designation, the Series C Preferred Conversion Shares will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights. Upon the issuance of the Conversion Securities, the Borrower will have duly authorized and reserved sufficient shares of Common Stock for issuance as Conversion Shares, and the Notes, the Conversion Securities and the Conversion Shares will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Borrower; provided, however, that the Notes, the Conversion Securities and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

              (w) Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in Sections 7.01(a) or (b) and the Credit Documents (including the schedules thereto), and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, did not as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein; provided that, with respect to factual statements made by Persons other than the Borrower or any of its Subsidiaries, such representation and warranty is made only to the knowledge of the Borrower.

              Section 6.02 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties of the Borrower and its Subsidiaries contained in any certificate, or any of the Credit Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

              Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.01, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders:

              Section 7.01 Financial Statements and Projections.

                   (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of each Fiscal Year), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding date and periods in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                   (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet filed by the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by an independent certified public accounting firm reasonably acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

                   (c) Annual Budget. As soon as practicable and in any event not later than March 30 of each Fiscal Year, a budget of the Borrower and its Subsidiaries for such Fiscal Year, such budget to be prepared in a form and on a basis similar to the budget(s) previously furnished to the Lenders and to include, on a quarterly basis, the following: an operating and capital budget, an income statement, a statement of cash flows and a balance sheet, accompanied by a certificate from the chief financial officer of the Borrower, on behalf of the Borrower, to the effect that, to the best of such officer's knowledge, such information is a good faith estimate of the financial condition and operations of the Borrower and its Subsidiaries for such period.

              Section 7.02 Officer's Compliance Certificate. At each time reports are delivered pursuant to Sections 7.01(a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit H attached hereto (a "Compliance Certificate"), which shall include a schedule of all earn-out obligations and the expiration of each earn-out period.

              Section 7.03 Accountants' Certificate. Each time financial statements are delivered pursuant to Section 7.01(b), a certificate of the independent public accountants certifying such statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any default by the Borrower and its Restricted Subsidiaries in the performance or observance of any covenant or agreement contained in Article IX or, if such is not the case, specifying such default in its nature and period of existence.

              Section 7.04 Other Reports.

                   (a) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or any of its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower or any of its Subsidiaries, and
(ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC (excluding any registration statement on Form S-8 or its equivalent); and

                   (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

              Section 7.05 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

                   (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary or any of their respective properties, assets or businesses which if determined adversely to the Borrower or such Subsidiary, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                   (b) any notice of any violation received by the Borrower or any Subsidiary from any Governmental Authority (including, without limitation, any notice of violation of Environmental Laws) which in any such case could reasonably be expected to have a Material Adverse Effect;

                   (c) any labor controversy that has resulted in, or threatens to result in, a strike against the Borrower or any Subsidiary;

                   (d) any Default or Event of Default;

                   (e) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

                   (f) any event which makes any of the representations set forth in Section 6.01 inaccurate in any material respect or any event which could reasonably be expected to have a Material Adverse Effect (other than in connection with the Senior Credit Agreement), and any asserted claim for an amount in excess of $500,000 with respect to any Indemnified Matter.

              Section 7.06 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to Article VII or any other provision of this Agreement, or any of the other Credit Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

              Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.01, the Borrower will, and will cause each of its Subsidiaries to:

              Section 8.01 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.10, preserve and maintain its separate existence as a corporation, partnership or other applicable form of business entity and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation, partnership or other such entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

              Section 8.02 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks and service marks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except in each case where the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

              Section 8.03 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

              Section 8.04 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

              Section 8.05 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Credit Documents, and pay or perform (a) all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other material indebtedness (other than the Senior Debt), obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.05 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

              Section 8.06 Compliance With Laws and Approvals. Subject to
Section 8.07, observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              Section 8.07 Environmental Laws. (a) Use reasonable commercial efforts to comply with all applicable Environmental Laws and use reasonable commercial efforts to obtain, comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case where the failure to so obtain or comply with which could reasonably be expected to have a Material Adverse Effect, and (b) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements authorized by the Borrower, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or its Restricted Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything in this Agreement to the contrary, the obligations of the Borrower under this Section 8.07 shall survive the payment in full of the Obligations and the termination of the Commitments.

              Section 8.08 Compliance with ERISA. In addition to and without limiting the generality of Section 8.06, and to the extent any of the following, individually or in the aggregate, results or could reasonably be expected to result in a Material Adverse Effect, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

              Section 8.09 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements (other than the Senior Credit Agreement and the Loan Documents (as defined therein)) and other instruments entered into in the conduct of its business, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

              Section 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and those related thereto.

              Section 8.11 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender (acting through the Administrative Agent), from time to time, upon reasonable prior notice, during normal business hours and, so long as no Default or Event of Default shall have occurred and be continuing, at the sole cost of the Administrative Agent or such Lender, to (a) visit and inspect its properties; (b) inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

              Section 8.12 Subsidiaries. Concurrently with the creation or acquisition of any Subsidiary, (a) if such Subsidiary is a domestic Restricted Subsidiary (unless such Subsidiary has no material assets other than capital stock of foreign Subsidiaries), cause it to execute and deliver to the Administrative Agent a supplement to the Guaranty Agreement delivered on the Closing Date substantially in the form of Exhibit A to such Guaranty Agreement and (b) regardless of whether such Restricted Subsidiary is a domestic Subsidiary, cause to be delivered to the Administrative Agent such other documents as the Administrative Agent or the Majority Lenders shall reasonably request in connection therewith, including without limitation, officers' certificates, financial statements, opinions of counsel, resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 5.01.

              Section 8.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes and the other Credit Documents.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

              Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.01, the Borrower will not:

              Section 9.01 Leverage Ratio. Permit the Leverage Ratio, as of the last day of each fiscal quarter referred to below, to exceed the corresponding ratio set forth below:

                              Quarter End                        Ratio
                              -----------                        -----
                            June 30, 2002 and                4.75 to 1.00
                       each quater end thereafter

              Section 9.02 Maximum Total Debt. Permit, at any time after the third anniversary of the Closing Date (the "Third Anniversary Date"), Total Debt to exceed the greater of (a) the sum of (i) the Aggregate Commitment under (and as defined in) the Senior Credit Agreement and (ii) the aggregate amount of Debt (other than Senior Debt) of the Borrower and its Restricted Subsidiaries determined on a Consolidated basis, in each case of (i) and (ii), on the Third Anniversary Date and (b) $400,000,000.

                                   ARTICLE X

                               NEGATIVE COVENANTS

              Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.01, the Borrower will not and will not permit any of its Restricted Subsidiaries to:

              Section 10.01 Limitations on Debt.

                   (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Borrower or a Guarantor may incur Debt or issue Disqualified Stock if, at the time of such event, (i) no Default or Event of Default has occurred and is continuing or result as a consequence of the incurrence of any such Debt, (ii) the Leverage Ratio would have been not more than 4.5 to 1.0 and (iii) the Fixed Charge Coverage Ratio would have been not less than 2.5 to 1.0.

                   (b) In making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt as if the additional Debt had been incurred and the application of proceeds therefrom occurred on the first day of such four-quarter period immediately preceding the date on which such additional Debt had actually been incurred,
(ii) the incurrence, repayment or retirement of any other Debt by the Borrower or any Restricted Subsidiary since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Borrower or any Restricted Subsidiary, as the case may be, since the first day of such four quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or
(ii), (A) the amount of Debt under a revolving credit facility will be computed based upon the average daily balance of such Debt during such four-quarter period, (B) interest on Debt bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and (C) if such Debt bears, at the option of the Borrower, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate.

                   (c) Notwithstanding the foregoing, the Borrower may, and may, to the extent expressly permitted below, permit any Restricted Subsidiary to, incur any of the following Debt ("Permitted Debt"):

                        (i) Debt of the Borrower under the Senior Credit Agreement in an aggregate principal amount not to exceed the sum of (A) $230,000,000 plus (B) any additional amounts that may be incurred in compliance with the provisions of Section 9.02 and Section 10.01(a);

                        (ii) Debt of the Borrower or any Restricted Subsidiary that is outstanding on the Closing Date and listed in Schedule 6.01(p), other than Debt described in clause (i) above;

                        (iii) Debt owed by any Guarantor to the Borrower or any other Guarantor (provided that such Debt is held by the Borrower or such Guarantor) or owed to the Borrower by a Restricted Subsidiary that is not a Guarantor, provided such Debt would not violate the provisions of Section 10.11;

                        (iv) Debt represented by the Notes and the Guaranty Agreement;

                        (v) Debt incurred in connection with Hedging Agreements of the Borrower or any of its Restricted Subsidiaries entered into in the ordinary course of business;

                        (vi) either (A) Debt incurred in connection with Capital Leases of the Borrower or any Restricted Subsidiary or (B) Debt secured by purchase money security interests so long as (1) such Debt is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the property or assets so acquired and (2) such Debt is created within 60 days of the acquisition of the related property; provided that the Borrower on a pro forma basis could incur $1.00 of additional Debt pursuant to subsection (a) of this Section 10.01;

                        (vii) Acquired Debt of a Person, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of assets from such Person, as the case may be, provided that the Borrower on a pro forma basis could incur $1.00 of additional Debt pursuant to subsection (a) of this Section 10.01; and

                        (viii) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt incurred pursuant to clause (ii) or (vii) above, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced, (C) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced, and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced and (D) the obligor with respect to such new Debt was an obligor, to the same extent, with respect to the Debt being refinanced.

              Section 10.02 Limitation on Restricted Payments.

                   (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                        (i) no Default or Event of Default has occurred and is continuing or would otherwise occur as a consequence thereof,

                        (ii) the Borrower could incur at least $1.00 of additional Debt pursuant to subsection (a) of Section 10.01, and

                        (iii) the aggregate amount of all Restricted Payments declared or made does not exceed (without duplication):

                             (A) during any fiscal quarter, twenty-five percent
                   (25%) of Net Income for the immediately preceding fiscal quarter (provided that any amounts available for Restricted Payments in any quarter which are not so declared or made during such quarter may be carried over to the next succeeding four fiscal quarters); plus

                             (B) during the period from the Closing Date to the
                   Maturity Date, fifty percent (50%) of the amount realized by the Borrower from the exercise subsequent to May 4, 2001 by third Persons of stock options granted by the Borrower plus $7,500,000.

                   (b) Notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may take any of the following actions:

                        (i) make any dividend payment within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by Section 10.02(a);

                        (ii) so long as no Default or Event of Default has occurred and is continuing or would occur, repurchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Borrower, in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Borrower) of, Qualified Equity Interests of the Borrower;

                        (iii) purchase, redeem, acquire, cancel or otherwise retire for value shares of Capital Stock of the Borrower, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $5,000,000 in any Fiscal Year of the Borrower.

                   (c) The payments described in clauses (ii) and (iii) of subsection (b) above will be Restricted Payments that shall be permitted to be taken in accordance with this Section 10.02 but shall reduce the amount that would otherwise be available for Restricted Payments under Section 10.02(a)(iii) and the payments described in clause (i) of subsection (b) above shall be Restricted Payments that shall be permitted to be taken in accordance with this
Section 10.02 and shall not reduce the amount that would otherwise be available for Restricted Payments under Section 10.02(a)(iii).

              Section 10.03 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Restricted Subsidiaries to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Borrower or any other Restricted Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Restricted Subsidiary of the Borrower or (d) transfer any of its properties or assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of any of the following:

                        (i) (A) the Senior Credit Agreement and (B) any other agreement in effect on the Closing Date;

                        (ii) customary non-assignment provisions of any lease governing a leasehold interest of the Borrower or any of its Restricted Subsidiaries;

                        (iii) any agreement or other instrument of a Person acquired by the Borrower or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                        (iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt incurred pursuant to an agreement referred to in clause (i) or (iii) or contained in any amendment to an agreement referred to in clause (i) or (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment (except for any agreement or amendment refinancing the Senior Credit Agreement as to which this proviso shall not apply) are no more restrictive than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreement;

                        (v) any agreement providing for the incurrence of Debt by a Restricted Subsidiary of the Borrower in compliance with Section 10.01(a), provided that either (A) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such agreement or (B) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith); and

                        (vi) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, but only to the extent that such sale or disposition is not prohibited by this Agreement.

              Section 10.04 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (a) issue or sell, any shares of Capital Stock of a Restricted Subsidiary or any options, warrants or other rights to purchase shares of such Capital Stock except (i) to the Borrower or a Restricted Subsidiary, (ii) issuances or sales to directors of directors' qualifying shares, (iii) to employees of the Borrower or any Restricted Subsidiary as incentive compensation, (iv) if, immediately after giving effect to such issuance or sale, (A) neither the Borrower nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary or any options, warrants or other rights to purchase shares of such Capital Stock and (B) such issuance or sale is made in compliance with this Agreement, to the extent that, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 10.11 if made on the date of such issuance or sale, and (v) so long as the Senior Debt is outstanding, if the requisite holders of the Senior Debt have consented to such issuance and/or sale or (b) sell, transfer or otherwise dispose of any of its properties or assets to an Unrestricted Subsidiary other than in the ordinary course of business.

              Section 10.05 Limitation on Other Senior Subordinated Indebtedness. The Borrower shall not, and shall not permit any Guarantor to, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to the Senior Debt of the Borrower or such Guarantor, as the case may be, unless such Debt is also subordinate in right of payment to the Notes or the Guaranty Agreement, as the case may be, to at least the same extent as the Notes or the Guaranty Agreement are subordinate in right of payment to the Senior Debt or all senior debt of such Guarantor, as the case may be, as set forth in this Agreement.

              Section 10.06 Limitation on Unrestricted Subsidiaries.

                   (a) The Borrower may designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Borrower or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 10.11, (iv) neither the Borrower nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained in accordance with Section 10.08 and (v) neither the Borrower nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, the Borrower may not designate any Subsidiary of the Borrower which is a Restricted Subsidiary under the Senior Credit Agreement as an Unrestricted Subsidiary under this Agreement.

                   (b) The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by such Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under Section 10.01 and (ii) no Default or Event of Default shall have occurred and be continuing following such designation.

              Section 10.07 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or otherwise permit to exist any Lien (other than Permitted Liens) of any kind against or upon any property or assets of the Borrower or any Restricted Subsidiary now owned or acquired after the Closing Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

                   (a) in the case of Liens securing Subordinated Debt, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

                   (b) in the case of Liens securing Pari-Passu Debt, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profits.

              Section 10.08 Limitation on Transactions with Affiliates. Except
(a) as set forth on Schedule 10.08, (b) with respect to service agreements with Co-Investment Entities and (c) as otherwise expressly permitted hereunder, directly or indirectly: (i) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (ii) enter into, or be a party to, any transaction with any of its Affiliates, in both cases except upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

              Section 10.09 Limitation on Certain Asset Sales. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale, except:

                   (a) the sale of all or substantially all of the business or assets of any Restricted Subsidiary to the extent that such business or assets are conveyed, sold, assigned, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Restricted Subsidiary;

                   (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

                   (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                   (d) Asset Sales, other than as otherwise permitted by this
Section 10.09, not exceeding $7,500,000 in any Fiscal Year; provided that, to the extent the allowance for sale of assets provided for in this subsection (d) is not utilized, the same may be carried over cumulatively to the next succeeding Fiscal Year, provided that the allowance shall in no event exceed $15,000,000 in any Fiscal Year (Asset Sales shall be permitted in excess of the limitation provided for in this subsection (d), provided that 100% of the amount of the Net Cash Proceeds from any such Asset Sales are applied, first, to the payment of the Senior Debt until the Senior Debt has been paid in full and to reduce the Commitments under (and as defined in) the Senior Credit Agreement and, second, after such Commitments have been terminated, to the payment of the outstanding principal amount of the Loans (in accordance with Section 2.05(d));

                   (e) the sale of real property and other assets owned by and interests in Co-Investment Entities and the sale of assets owned by and interests in Unrestricted Subsidiaries;

                   (f) the sale of assets listed on Schedule 10.09; and

                   (g) the disposition of any Hedging Agreement permitted hereunder.

              Section 10.10 Consolidation, Merger and Sale of Assets.

                   (a) The Borrower shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any Person or Persons (in one transaction or a series of related transactions), unless each of the following conditions is satisfied:

                        (i) Either (A) the Borrower is the surviving entity or
         (B) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person that acquires by sale, assignment, transfer, lease or other disposition of the properties and assets of the Borrower substantially as an entirety (the "Surviving Entity") (1) is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (2) expressly assumes all of the Borrower's obligations under this Agreement and the other Credit Documents;

                        (ii) Immediately after giving effect to such transaction and treating any obligation of the Borrower or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing;

                        (iii) Immediately after giving effect to such transaction on a pro forma basis, the Borrower (or the Surviving Entity if the Borrower is not the continuing obligor under this Agreement) has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Borrower immediately prior to the closing of such transaction;

                        (iv) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Borrower (or the Surviving Entity if the Borrower is not the continuing obligor under this Agreement) could incur at least $1.00 of additional Debt pursuant to Section 10.01(a);

                        (v) If the Borrower is not the continuing obligor under this Agreement, each Guarantor, unless it is the other party to the transaction described above, has confirmed that the Guaranty Agreement applies to the Surviving Entity's obligations under this Agreement and the other Credit Documents;

                        (vi) If any of the property or assets of the Borrower or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of Section 10.07 are complied with; and

                        (vii) The Borrower delivers, or causes to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of this Agreement.

              (b) In the event of any transaction described in and complying with the conditions of subsection (a) above in which the Borrower is not the continuing obligor under this Agreement, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Credit Documents and thereafter the Borrower shall, except in the case of a lease, be discharged from all its obligations and covenants under this Agreement and the other Credit Documents.

              (c) The Borrower shall not permit any Guarantor to consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any Person or Persons other than (x) the Borrower or another Guarantor (in one transaction or a series of related transactions) or (y) in connection with the merger of any Guarantor into the Person such Guarantor was formed to acquire in connection with an acquisition permitted under Section 10.11, unless each of the following conditions is satisfied:

                        (i) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person that acquires by sale, assignment, transfer, lease or other disposition of the properties and assets of such Guarantor substantially as an entirety (A) is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and
         (B) expressly assumes all of such Guarantor's obligations under the Guaranty Agreement;

                        (ii) Immediately after giving effect to such transaction and treating any obligation of the Borrower or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing;

                        (iii) Immediately after giving effect to such transaction on a pro forma basis, the Borrower has a Consolidated Net Worth equal to or greater than the

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

         Consolidated Net Worth of the Borrower immediately prior to the closing of such transaction;

              (iv) Immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available), the Borrower could incur at least $1.00 of additional Debt pursuant to Section 10.01(a);

              (v) If any of the property or assets of the Borrower or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of Section 10.07 are complied with; and

              (vi) The Borrower delivers, or causes to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of this Agreement.

         Section 10.11 Limitation on Investments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Investments other than Permitted Investments. Notwithstanding the foregoing, in the event that the Senior Agent and the Senior Lenders waive any default or event of default under the Senior Credit Agreement resulting from a failure by the Borrower or any Restricted Subsidiary to comply with the terms of Section
10.4 of the Senior Credit Agreement, the Administrative Agent and the Lenders shall, upon the same terms and conditions as such waiver by the Senior Agent and the Senior Lenders, waive any Default or Event of Default arising under Section 11.01(d) by reason of a default under this Section 10.11 resulting solely from the failure of the Borrower or any Restricted Subsidiary to comply with clause
(g) of the definition of Permitted Investments.

         Section 10.12 Amendments; Payments and Prepayments of Subordinated
Debt.

              (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt in any manner which would reasonably be expected to have an adverse effect upon the rights or interests of the Administrative Agent or the Lenders, or make any voluntary or optional payment or prepayment on, or redeem or acquire or retire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

              (b) Notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may take any of the following actions:

                        (i) so long as no Default or Event of Default has occurred and is continuing or would occur, repurchase, redeem, or otherwise acquire or retire for value Subordinated Debt in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance or sale (other than to a Subsidiary of the Borrower) of, Subordinated Debt, so long as the Borrower or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause (viii) of Section 10.01(c); and

                        (ii) repurchase any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a "change of control" in accordance with provisions similar to Section 2.05(c); provided that, prior to such repurchase, the Borrower has made the Change of Control Offer as provided in such Section with respect to the Notes and has repaid all Loans required to be repaid in connection with such Change of Control Offer.

              Section 10.13 Real Estate Development. Engage in any real estate development activities for its own account.

              Section 10.14 Lines of Business. Change the lines of business in which it currently is engaged or change, directly or indirectly, or substantially alter its method of doing business in a manner which would have a Material Adverse Effect.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

              Section 11.01 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                   (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise)

                   (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation (other than payments of principal) and such payment shall not have been made within thirty (30) days after such payment becomes due.

                   (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Credit Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                   (d) Default in Performance of Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term,

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covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.01) or any other Credit Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent except that no such notice shall be required with respect to any default in the performance or observance of any covenant or agreement contained in Sections 7.05(d) or 8.12 or Articles IX or X.

                   (e) Debt Cross-Default. The Borrower or any of its Restricted Subsidiaries shall (i) default in any payment with respect to any Debt for Borrowed Money (other than the Obligations and the Senior Debt), or having an aggregate unpaid principal amount of $10,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt for Borrowed Money; (ii) default in any payment with respect to any Senior Debt, and such default shall continue for a period of ten (10) days after the applicable grace period, if any, specified in the Senior Credit Agreement relating to such Senior Debt; or (iii) default in the observance or performance of any agreement or condition relating to any such Debt for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is that such Debt for Borrowed Money of the Borrower or any of its Restricted Subsidiaries shall be declared to be, or shall otherwise become, due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption), in each case, prior to the stated maturity thereof.

                   (f) Voluntary Bankruptcy Proceeding. The Borrower or any Restricted Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                   (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

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


                   (h) Failure of Agreements. Any material provision of this Agreement or of any other Credit Document shall for any reason cease to be valid and binding on the Borrower or Restricted Subsidiary party thereto or any such Person shall so state in writing.

                   (i) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto which results in a Material Adverse Effect, (ii) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or
(iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount which in the aggregate with all other withdrawal liabilities then due and payable exceeds $10,000,000.

                   (j) Judgment. A judgment or order for the payment of money not covered by insurance which causes the aggregate amount of such undischarged, unstayed and not removed judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Restricted Subsidiaries by any court and such judgment or order shall continue undischarged, unstayed or not removed to bond for a period of thirty (30) days.

              Section 11.02 Remedies. Upon the occurrence of an Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower:

                   (a) Acceleration; Termination of Facilities. Declare all or any portion of the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Credit Documents to the contrary notwithstanding, and terminate or reduce the Commitments and any right of the Borrower to request borrowings hereunder, whereupon the Commitments shall immediately be so terminated or reduced; provided, that upon the occurrence of an Event of Default specified in Section 11.01(f) or (g), without any notice to any Credit Party or any other Person or any act by the Administrative Agent or any Lender, all Commitments shall automatically terminate and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Credit Documents to the contrary notwithstanding.

                   (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Credit Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

                   Section 11.03 Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Credit Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                             SUBORDINATION OF NOTES

                   Section 12.01 Obligations Subordinate to Senior Debt. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the Borrower, the Administrative Agent and each Lender party hereto agree and each Lender acquiring any Note or any interest therein or herein shall be deemed to have agreed by such acquisition, that all Obligations of the Credit Parties under the Credit Documents are subordinate in right of payment to the prior payment in full of all Senior Debt, whether outstanding on the Closing Date or thereafter incurred, all in accordance with this Article XII and that each holder of any such Senior Debt shall be deemed to have acquired such Senior Debt in reliance upon the covenants and provisions contained in this
Article XII.

                   Section 12.02 Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment or distribution of assets of the Borrower to creditors upon any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower, in each case whether total or partial (each, a "Distribution Event"), the holders of Senior Debt will first be paid, in full, all amounts due or to become due on or in respect of the Senior Debt before the Lenders are entitled to receive any payment on the Obligations under the Credit Documents (other than equity or subordinated securities of the Borrower provided for in a plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to the Senior Debt to at least the same extent as the Obligations under the Credit Documents are so subordinated ("Permitted Securities"). In the event that, notwithstanding the foregoing, any Lender receives any payment or distribution of assets of the Borrower of any kind or character (other than Permitted Securities) in connection with any such Distribution Event before all of the Senior Debt is paid in full, then each such payment or distribution will be held in trust and paid over or delivered forthwith by each such Lender to the Senior Agent for application to the payment of the Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full. Upon any payment or distribution referred to in this
Section 12.02, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such Distribution Event proceedings are pending; provided, that such order or decree expressly gives effect to the provisions of this Article XII.

              Section 12.03 Blockage, Etc.

                   (a) Neither the Borrower nor any Person acting on behalf of the Borrower may make any direct or indirect payments on account of the Obligations outstanding under the Credit Documents, and neither the Administrative Agent nor any Lender will accept any such payment from any source (in cash, property, securities, by set-off, pursuant to a Guaranty Agreement or otherwise), if a default in the payment of any Senior Debt has occurred and is continuing (a "Senior Payment Default").

                   (b) In addition, if any default has occurred and is continuing (other than a Senior Payment Default) under the Senior Credit Agreement (a "Senior Covenant Default"), and the Senior Agent shall have delivered written notice thereof to the Borrower and the Administrative Agent (a "Blockage Notice"), then neither the Borrower nor any Person acting on behalf of the Borrower may make any direct or indirect payments on account of the Obligations outstanding under the Credit Documents, and neither the Administrative Agent nor any Lender will accept any such payment from any source (in cash, property, securities, by set-off, pursuant to a Guaranty Agreement or otherwise), for a period (a "Blockage Period") commencing on the date the Borrower receives such Blockage Notice and ending on the earliest of (i) 180 days after the date of receipt by the Borrower and the Administrative Agent of such Blockage Notice, unless a Senior Payment Default has occurred and is continuing at the end of such 180-day period, (ii) the date on which such Senior Covenant Default is cured or effectively waived in writing by the requisite holders of the Senior Debt or the Senior Debt is paid in full and (iii) the date on which such Blockage Period has been terminated by written notice to the Borrower and the Administrative Agent from the Senior Agent, after which the Borrower shall promptly resume making any and all required payments in respect of the Credit Documents, including any missed payments. In any event, (A) there must be a period of at least 180 days in each period of 360 consecutive days when no Blockage Period is in effect and (B) only two (2) Blockage Periods may be commenced within any 360-day period. No Senior Covenant Default that existed or was continuing on the date of the commencement of any Blockage Period will be, or can be, made the basis for the commencement of a subsequent Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days. The Borrower shall deliver a notice to the Administrative Agent and the Lenders promptly after the date on which any Senior Covenant Default is cured or waived or on which the Senior Debt related thereto is paid in full. In the event that, notwithstanding the foregoing, the Borrower makes any payment to any Lender prohibited by these blockage provisions, then such payment will be held in trust for the Senior Agent and the Senior Lenders and will be paid over and delivered forthwith to the Senior Agent for the benefit of the Senior Agent and the Senior Lenders.

              Section 12.04 Limitation on Remedies. So long as any Senior Debt remains outstanding, neither the Administrative Agent nor any Lender shall declare or join in any declaration of any of the Notes or Obligations to be due and payable pursuant to the provisions of Section 11.02 or otherwise take or cause to be taken any action against the Borrower, any Guarantor or any of their respective assets (including, without limitation, commencing any legal or equitable action or filing or joining in the filing of any insolvency petition) until the earliest of (i) the date on which an Event of Default has occurred under Sections 11.01(f) or (g) with respect to the Borrower; or (ii) the date on which the maturity of any Senior Debt under the Senior Credit Agreement is accelerated by the requisite Senior Lenders (it being understood that the Administrative Agent agrees to notify the Senior Agent promptly after making any such declaration or taking any such other action, provided that the failure to give such notice shall not affect the validity of such declaration or other action); or (iii) one hundred and eighty (180) days after the date a written notice of intention to exercise remedies on account of the occurrence of an Event of Default shall have been given by the Administrative Agent to the Borrower and to the Senior Agent.

              Section 12.05 Payment in Full. For purposes of this Agreement, the Senior Debt shall not be deemed to have been paid in full, and the Senior Debt shall be deemed to remain outstanding, until the Commitments under (and as defined in) the Senior Credit Agreement shall have been terminated and all Obligations (as defined therein) thereunder (other than contingent amounts in respect of indemnification, cost reimbursement and similar amounts for which no claim has been made) have been paid in full in cash.

              Section 12.06 When Distribution Must Be Paid Over. If any payment or distribution is made to the Administrative Agent or any Lender that pursuant to this Article XII should not have been made pursuant to this Article XII to such Person, the Administrative Agent or such Lender shall pay it over to the Senior Agent for distribution among the Senior Agent and the Senior Lenders in accordance with their interests therein and, if such distribution should not have been made, such Person shall hold such distribution in trust and pay it over to the Senior Agent for distribution among the Senior Agent and the Senior Lenders to the extent necessary to pay the Senior Debt in full. Section 12.07 Rights and Covenants of Lenders.

                   (a) Except as set forth in Section 12.04, nothing contained in this Article XII will limit the right of the Administrative Agent and the Lenders to take any action to accelerate the maturity of the Loans pursuant to
Section 11.02 or to pursue any rights or remedies hereunder against the Borrower, provided that, to the extent provided in this Article XII, all Senior Debt shall be entitled to first be paid in full before the Administrative Agent and the Lenders are entitled to receive any payment on account of the Obligations under the Credit Documents.

                   (b) Except as set forth in this Article XII, nothing contained in this Article XII shall prevent (i) the Borrower from making payments at any time on account of the Obligations under the Credit Documents or
(ii) the application by the Administrative Agent and the Lenders of such permitted payments.

                   (c) No Lender shall hereafter (i) give any further subordination to any other creditor in respect of the Notes, (ii) except as set forth in Section 10.07, take any security or collateral to secure the Notes or (iii) sell, assign, transfer or pledge the Notes or any part thereof unless expressly subject to the terms of this Article XII.

                   (d) No Lender shall release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any Obligations arising under the Credit Documents or modify or amend the Credit Documents in such a manner as to have a material adverse effect upon the rights of the holders of the Senior Debt.

                   (e) Each Lender hereby undertakes and agrees for the benefit of the holders of the Senior Debt that, upon the occurrence and during the continuance of a Senior Payment Default or a Senior Covenant Default, it shall take any actions reasonably requested by the Senior Agent to effectuate the full benefit of the subordination contained herein.

                   (f) Any declaration of acceleration of the Obligations pursuant to Section 11.01(e) due to the acceleration of any Senior Debt shall be automatically annulled if the holders of such Senior Debt have rescinded their declaration of acceleration, provided that there was at the time of such declaration of acceleration no other independent basis under Section 11.01 therefor.

                   (g) Each of the Administrative Agent and the Lenders agree not to challenge or question in any proceeding the priority or validity of the Liens granted to the holders of the Senior Debt.

              Section 12.08 Rights of Subrogation. After the payment in full of the Senior Debt, the Administrative Agent and the Lenders shall be subrogated, to the extent of the payments or distributions made to the Senior Agent and the Senior Lenders which otherwise would have been paid in respect of the Obligations but for the provisions of this Article XII, to the rights of the Senior Agent and the Senior Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until all of the Obligations hereunder shall have been paid in full. For purposes of such subrogation, no payments or distributions to the Senior Agent and the Senior Lenders of any cash, property or securities to which the Administrative Agent or the Lenders would be entitled except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the Senior Agent and the Senior Lenders by the Administrative Agent or the Lenders, shall, as among the Borrower, its creditors other than Senior Agent and the Senior Lenders and the Lenders, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Debt.

              Section 12.09 Proof of Claim.

                   (a) If the Administrative Agent fails to file a proof of claim or other statement or demand in respect of its claims in any case or proceeding described in Section 12.02 prior to the 30th day preceding any bar date or other deadline for filing a proof of claim or other such statement or demand therein, or if any such proof of claim, statement or demand filed by the Administrative Agent prior to such day is in any respect inadequate or insufficient (in the good faith opinion of the Senior Agent), then the Senior Agent shall have the right, but not the obligation, to execute and deliver (in the name of the Administrative Agent or in its own name but on behalf of the Administrative Agent, as the Senior Agent may elect) and file in such case or proceeding any proof of claim, statement or demand which the Senior Agent may determine to be required or appropriate in respect of such claim.

                   (b) To the extent necessary or reasonably appropriate to permit the Senior Agent to exercise the right granted to it under this Section 12.09, the Administrative Agent hereby constitutes and appoints the Senior Agent as its attorney-in-fact and agent, with full power of substitution and delegation, to execute, deliver and file any such proof of claim, statement or demand as herein provided and to amend any such claim filed by the Senior Agent, and the power of attorney granted herein (being coupled with an interest) is and shall be in all respects irrevocable.

                   (c) The Senior Agent shall not, by executing, delivering or filing any such proof of claim, statement or demand, become liable or responsible in any respect for the legality, adequacy or sufficiency thereof.

                   (d) The Senior Agent shall deliver or mail a copy of any such proof of claim, statement or demand to the Administrative Agent at least 10 days prior to filing such proof of claim, statement or demand, but the failure to deliver or mail such copy shall not in any respect (i) impose any liability on the Senior Agent or (ii) destroy, affect or impair the subordination provided in this Article XII or any right, power or benefit hereby granted to the Senior Agent and the Senior Lenders.

                   (e) The Senior Agent shall not have the right, as a holder of the Senior Debt or by reason of the subordination provided in this Article XII, to vote any claim for the Administrative Agent or any Lender in any such case or proceeding.

              Section 12.10 Obligations of Borrower Unconditional.

                   (a) Nothing contained in this Article XII is intended to or shall impair, as between the Borrower and the Lenders, the obligations of the Borrower, which are absolute and unconditional, to make any payment to the Administrative Agent or any Lender on account of the Obligations under the Credit Documents as and when the same shall become due and payable in accordance with the terms of the Credit Documents, or is intended to or shall affect the relative rights of the Administrative Agent and the Lenders and creditors of the Borrower other than the Senior Agent and the Senior Lenders.

                   (b) The failure to make a payment on account of the Obligations under the Credit Documents by reason of any provision of this
Article XII shall not be construed as preventing the occurrence of an Event of Default under Section 11.01.

                   (c) Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, the Borrower will furnish or cause to be furnished (or the Senior Agent may furnish on the Borrower's behalf) to the Administrative Agent and the Lenders, promptly (but in no event later than ten
(10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of any Event of Default as defined in the Senior Credit Agreement or any other event in connection with the Senior Credit Agreement which could reasonably be expected to have a Material Adverse Effect.

              Section 12.11 Rights of Holders of Senior Debt Not to Be Impaired.

                   (a) No right of any present or future holder of the Senior Debt to enforce the subordination provisions of this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Borrower, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing sentence, such holders of Senior Debt may, at any time and from time to time without impairing or releasing the subordination provided in this Article XII or the obligations of the Lenders hereunder to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place, terms or time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding;
(b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing Senior Debt or fail to perfect or delay in perfecting the security interest in such property; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Borrower or any other Person. Each Lender by accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt and notice of or proof of reliance by any holder or owner of Senior Debt upon this Article XII and the Senior Debt shall conclusively be deemed to have been incurred in reliance upon this Article XII, and all dealings between the Borrower, the Guarantors and the holders and owners of the Senior Debt shall be deemed to have been consummated in reliance upon this Article XII.

                   (b) The provisions of this Article XII are intended to be for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt by suit, either in equity or at law, for specific performance of any agreement contained in this Article XII or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

              Section 12.12 Continuing Agreement; Assignments Under the Senior Credit Agreement. The provisions of this Article XII constitute a continuing agreement and shall (a) remain in full force and effect until the payment in full of the Senior Debt, (b) be binding upon the Administrative Agent, the Lenders, the Borrower and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Senior Agent, the Senior Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), each Senior Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Senior Credit Agreement (including, without limitation, all or any portion of any promissory note to be held by it) to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Senior Lender herein.

              Section 12.13 Reinstatement. The provisions of this Article XII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Agent or any Senior Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

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              Section 12.14 Certain Conversions Deemed Payment. For the purposes of this Article XII only, (a) the issuance and delivery of Conversion Securities upon Conversion of the Notes in accordance with Article III shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on the Notes and (b) the payment, issuance or delivery of cash, property or securities (other than Conversion Securities) upon Conversion of a Note shall be deemed to constitute payment on account of the principal of such Note.

              Section 12.15 In Furtherance of Subordination. Each Lender authorizes and directs the Administrative Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the Lenders and the Senior Agent and the Senior Lenders, the subordination as provided in this Article XII and appoints the Administrative Agent its attorney-in-fact for any and all such purposes.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT.

              Section 13.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents, with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 13.05 and the first sentence of Section 13.06 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                   (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender;

                   (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

                   (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and

                   (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

              The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered

Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

              Section 13.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

              Section 13.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 13.07) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, or all of the Lenders.

              Section 13.04 Rights as a Lender. With respect to its Loans, Madeleine (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Madeleine (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with the Borrower (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Madeleine (and any such successor) and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

              Section 13.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 14.04, but without limiting the obligations of the Borrower under said Section 14.04) ratably in accordance with their Pro Rata Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 14.04, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

              Section 13.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Credit Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of its Affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

              Section 13.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Credit Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

              Section 13.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

              Section 13.09 Consents Under Other Credit Documents. Except as otherwise provided in Section 14.01 with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents.

                                   ARTICLE XIV

                                  MISCELLANEOUS

              Section 14.01 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Majority Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that:

                   (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) alter the manner in which payments of principal, interest or other amounts hereunder shall be applied as between the Tranche A Loan, the Tranche B Loan and the Tranche C Loan, (iii) alter the terms of this Section 14.01, (iv) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (vi) waive any of the conditions precedent set forth in
Article V;

                   (b) no modification, supplement or waiver shall, unless signed by all of the Tranche A Lenders or by the Administrative Agent acting with the consent of all of the Tranche A Lenders (i) extend the date fixed for the payment of principal of or interest on the Tranche A Loan, (ii) reduce the amount of any such payment of principal, or (iii) reduce the rate at which interest is payable thereon, and no such modification, supplement or waiver shall require the consent of any Tranche B Lender or Tranche C Lender;

                   (c) no modification, supplement or waiver shall, unless signed by all of the Tranche B Lenders or by the Administrative Agent acting with the consent of all of the Tranche B Lenders: (i) extend the date fixed for the payment of principal of or interest on the Tranche B Loan, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, and no such modification, supplement or waiver shall require the consent of any Tranche A Lender or Tranche C Lender;

                   (d) no modification, supplement or waiver shall, unless signed by all of the


Tranche C Lenders or by the Administrative Agent acting with the consent of all of the Tranche C Lenders: (i) extend the date fixed for the payment of principal of or interest on the Tranche C Loan, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, and no such modification, supplement or waiver shall require the consent of any Tranche A Lender or Tranche B Lender;

                   (e) Any amendment, waiver, modification or supplement of
Article XII in any manner shall require the prior written consent of the Senior Agent and the requisite Senior Lenders under the Senior Credit Agreement; and

                   (f) any modification or supplement of Article XIII, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

              Section 14.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Credit Party, at the following address:

                  Insignia Financial Group, Inc.
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  Adam B. Gilbert, Esq.
                  Telephone:  212-984-6644
                  Telecopier:  212-984-6649

                  with a copy to:

                  Insignia Financial Group, Inc.
                  Suite 900
                  15 South Main Street
                  Greenville, South Carolina 29601
                  Attention:  James A. Aston
                  Telephone:  864-298-8444
                  Telecopier:  864-298-8407

                  if to the Administrative Agent, to it at the following address:

                  Madeleine L.L.C.
                  450 Park Avenue, 28th Floor
                  New York, New York  10022
                  Attention:  Ronald J. Kravit
                  Telephone:  212-891-2104
                  Telecopier:  212-891-1540
                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Marc Weingarten, Esq.
                               Michael R. Littenberg, Esq.
                  Telephone:  212-756-2000
                  Telecopier:  212-593-5955

                  or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 14.02. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent.

              Section 14.03 No Waiver; Remedies.

                   (a) No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   (b) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.

              Section 14.04 Costs, Expenses; Indemnification.

                   (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent and each of the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Documents (including, without limitation, (A) all due diligence, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent and the Lenders with respect thereto, with respect to advising the Administrative Agent and the Lenders as to their rights and responsibilities, or protection or preservation of rights or interests, under the Credit Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and all other reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders relating to the transactions contemplated by this Agreement and (ii) all reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Credit Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Lenders with respect thereto). Notwithstanding the foregoing, the Borrower shall not be required to pay in excess of $200,000 in the aggregate in respect of the fees and expenses of counsel for the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement and the Subscription Agreement.

                   (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and their Affiliates and its officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, other than consequential damages, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Credit Documents or any of the transactions contemplated thereby, (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, or (iii) any use or intended use of the proceeds of any Loan, in each case, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether nor not the transactions contemplated by this Agreement and the other Credit Documents are consummated, except to the extent such claim is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such party's gross negligence or willful misconduct.

                   (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Credit Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

                   (d) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Credit Document, the agreements and obligations of the Borrower contained in this Section 14.04 shall survive the payment in full of the Obligations and the termination of the Commitments.

              Section 14.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by the Administrative Agent and the Lenders or any Affiliates thereof to or for the credit or the account of the Borrower against any and all of the Obligations or the obligations of the Borrower now or hereafter existing under this Agreement, the Notes and the other Credit Documents, irrespective of whether the Administrative Agent or any Lender shall have made any demand under this Agreement, the Notes or any other Credit Documents and although such obligations may be unmatured. The Administrative Agent and the Lenders agree promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this Section 14.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent and the Lenders and their respective Affiliates may have.

              Section 14.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Administrative Agent and the Lenders.

              Section 14.07 Assignments and Participations.

                   (a) Each Lender may, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that

                        (i) each such assignment by a Lender of its Tranche A Loan or Tranche A Note shall be made in such a manner so that the same portion of its Tranche A Loan and Tranche A Note is assigned to the respective assignee;

                        (ii) each such assignment by a Lender of its Tranche B Loan or Tranche B Note shall be made in such manner so that the same portion of its Tranche B Loan and Tranche B Note is assigned to the respective assignee;

                        (iii) each such assignment by a Lender of its Tranche C Loan or Tranche C Note shall be made in such manner so that the same portion of its Tranche C Loan and Tranche C Note is assigned to the respective assignee;

                        (iv) each such assignment shall be effected pursuant to an assignment agreement (an "Assignment and Acceptance"), substantially in the form of Exhibit I hereto, or in such other form of assignment agreement as shall be agreed upon between the assignor and assignee; and

                        (v) each such assignment shall be subject to the terms of Article XII.

Upon execution and delivery by the assignor and the assignee to the Borrower and the Administrative Agent of such assignment agreement, and upon consent thereto by the

Administrative Agent to the extent required above, the Borrower shall exchange the assigned note for a new note, and the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrower and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Loans (or portions thereof) assigned to it and specified in such notice of assignment (in addition to the Loans, if any, theretofore held by such assignee). Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender).

                   (b) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it without the consent of the Borrower, the Administrative Agent or any other Lender, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (iv) consent to any modification, supplement or waiver hereof or of any of the other Credit Documents to the extent that the same, under Section 13.09 or 14.01, requires the consent of each Lender.

                   (c) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 14.08.

                   (d) Anything in this Section 14.07 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                   (e) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Administrative Agent shall maintain, or cause, a register (the "Register") on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any evidencing the same), the Borrower, the Administrative Agent and the Lenders shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                   (f) The Register shall be available for inspection by the Borrower or Lender at any reasonable time upon reasonable prior notice.

              Section 14.08 Confidential Information. The Administrative Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with the safe and sound lending practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person in writing as being confidential at the time the same is delivered to the Administrative Agent or any Lender, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 14.08), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for the Administration Agent or any of the Lenders, (iv) to bank examiners (or any other regulatory authority having jurisdiction over the Administrative Agent or any Lender), or to auditors or accountants, (v) to the Administrative Agent or any other Lender, (vi) in connection with any litigation to which the Administrative Agent or the any one or more of the Lenders is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, (vii) to a subsidiary or affiliate of the Administrative Agent or any Lender or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender an acknowledgment to the effect that it is bound by the provisions of this Section 14.08, which acknowledgment may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder, provided, further that in no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries. The obligations of the Administrative Agent and each Lender under this Section 14.08 shall supersede and replace the obligations of the Administrative Agent and such Lender under any confidentiality letter in respect of this financing signed and delivered by the Administrative Agent or such Lender to the Borrower prior to the date hereof.

              Section 14.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

              Section 14.10 Jurisdiction, Etc.

                   (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Credit Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Credit Documents in the courts of any jurisdiction.

                   (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Credit Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              Section 14.11 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

              Section 14.12 Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Credit Documents, the Loans or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

              Section 14.13 Authority. Each of the signatories who has signed below represents that he or she is duly authorized to execute and deliver this Agreement on behalf of, and that this Agreement is the binding obligation of, the Person for which he or she has signed.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    INSIGNIA FINANCIAL GROUP, INC.


                                    By:   /s/
                                         Name: Adam B. Gilbert
                                         Title: Executive Vice President


                                    ADMINISTRATIVE AGENT AND LENDER:

                                    MADELEINE L.L.C.


                                    By:   /s/
                                         Name: Ronald J. Kravit
                                         Title: Managing Director

                                  SCHEDULE 2.01

                        Lenders and Lenders' Commitments

                      Tranche A Loan     Tranche B Loan      Tranche C Loan           Total
Lenders                 Commitment          Commitment         Commitment          Commitment
---------------------------------------------------------------------------------------------

Madeleine L.L.C.      $15,000,000          $12,500,000         $10,000,000         $37,500,000

          TOTAL:      $15,000,000          $12,500,000         $10,000,000         $37,500,000
                      -----------          -----------         -----------         -----------

                                    EXHIBIT A
                                    ---------


                             FORM OF TRANCHE A NOTE


$____________                                                 New York, New York
                                                              ________ ___, 2002


     FOR VALUE RECEIVED, INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________________ (the "Lender") (i) the principal amount of ____________________ DOLLARS ($__________), or if less, the aggregate unpaid principal amount of the Tranche A Loan (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the Borrower, payable in such installments and at such times as are specified in the Credit Agreement, and (ii) interest on the unpaid principal amount hereof from the date hereof until all such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     Notwithstanding any other provision of this Tranche A Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeleine L.L.C., as administrative agent (the "Administrative Agent"), at its office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or such other office as the Administrative Agent may designate.

     The Tranche A Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on the schedule attached hereto which is a part of this Tranche A Note.

     [This Tranche A Note is a Registered Note and, as provided in and subject to the terms of the Credit Agreement, this Tranche A Note and the Tranche A Loan evidenced hereby may be transferred in whole or in part only upon surrender of this Tranche A Note to the Administrative Agent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Tranche A Note or its attorney duly authorized in writing), at which time a new Tranche A Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee as provided in Section 14.07 of the Credit Agreement. Reference in this Tranche A Note to a "holder" shall mean the person or entity in whose name this Tranche A Note is at the time registered in the register maintained by the Administrative Agent as provided in Section 14.07(e) of the Credit Agreement and, prior to due presentment for registration of transfer, the Borrower, the Administrative Agent and the Lenders may treat such person or entity as the owner of this Tranche A Note for the purpose of receiving payment and all other purposes, notwithstanding notice to the contrary.]

     This Tranche A Note is one of the Tranche A Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 7, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions from time to time party to the Credit Agreement (each a "Lender" and collectively, the "Lenders") and the Administrative Agent. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Tranche A Note upon the happening of certain stated events of default and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Tranche A Note.

     This Tranche A Note shall, at the election of the Borrower, be convertible into Conversion Securities (as defined in the Credit Agreement) of the Borrower, subject to and in accordance with Article III of the Credit Agreement.

     The indebtedness evidenced by this Tranche A Note is subordinate and junior in right of payment to the Senior Debt (as defined in the Credit Agreement) of the Borrower to the extent provided in the Credit Agreement.

              [The remainder of this page intentionally left blank]

     This Tranche A Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.


                                           INSIGNIA FINANCIAL GROUP, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                         INSIGNIA FINANCIAL GROUP, INC.

                                 TRANCHE A LOAN
                           AND REPAYMENT OF PRINCIPAL

----------------------------------------------------------------------------------------------------------------------
            Amount                       Principal                    Principal                    Notation
      of Tranche A Loan               Paid or Prepaid                  Balance                      Made By
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------

                             FORM OF TRANCHE B NOTE


$____________                                                 New York, New York
                                                              ________ ___, 2002


     FOR VALUE RECEIVED, INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________________ (the "Lender") (i) the principal amount of ____________________ DOLLARS ($__________), or if less, the aggregate unpaid principal amount of the Tranche B Loan (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the Borrower, payable in such installments and at such times as are specified in the Credit Agreement, and (ii) interest on the unpaid principal amount hereof from the date hereof until all such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     Notwithstanding any other provision of this Tranche B Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeleine L.L.C., as administrative agent (the "Administrative Agent"), at its office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or such other office as the Administrative Agent may designate.

     The Tranche B Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on the schedule attached hereto which is a part of this Tranche B Note.

     [This Tranche B Note is a Registered Note and, as provided in and subject to the terms of the Credit Agreement, this Tranche B Note and the Tranche B Loan evidenced hereby may be transferred in whole or in part only upon surrender of this Tranche B Note to the Administrative Agent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Tranche B Note or its attorney duly authorized in writing), at which time a new Tranche B Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee as provided in Section 14.07 of the Credit Agreement. Reference in this Tranche B Note to a "holder" shall mean the person or entity in whose name this Tranche B Note is at the time registered in the register maintained by the Administrative Agent as provided in Section 14.07(e) of the Credit Agreement and, prior to due presentment for registration of transfer, the Borrower, the Administrative Agent and the Lenders may treat such person or entity as the owner of this Tranche B Note for the purpose of receiving payment and all other purposes, notwithstanding notice to the contrary.]

     This Tranche B Note is one of the Tranche B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 7, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions from time to time party to the Credit Agreement (each a "Lender" and collectively, the "Lenders") and the Administrative Agent. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Tranche B Note upon the happening of certain stated events of default and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Tranche B Note.

     This Tranche B Note shall, at the election of the Borrower, be convertible into Conversion Securities (as defined in the Credit Agreement) of the Borrower, subject to and in accordance with Article III of the Credit Agreement.

     The indebtedness evidenced by this Tranche B Note is subordinate and junior in right of payment to the Senior Debt (as defined in the Credit Agreement) of the Borrower to the extent provided in the Credit Agreement.

              [The remainder of this page intentionally left blank]

     This Tranche B Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.


                                            INSIGNIA FINANCIAL GROUP, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                         INSIGNIA FINANCIAL GROUP, INC.

                                 TRANCHE B LOAN
                           AND REPAYMENT OF PRINCIPAL

----------------------------------------------------------------------------------------------------------------------
            Amount                       Principal                    Principal                    Notation
      of Tranche B Loan               Paid or Prepaid                  Balance                      Made By
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C
                                    ---------

                             FORM OF TRANCHE C NOTE


$____________                                                 New York, New York
                                                              ________ ___, 2002


     FOR VALUE RECEIVED, INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________________ (the "Lender") (i) the principal amount of ____________________ DOLLARS ($__________), or if less, the aggregate unpaid principal amount of the Tranche C Loan (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the Borrower, payable in such installments and at such times as are specified in the Credit Agreement, and (ii) interest on the unpaid principal amount hereof from the date hereof until all such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     Notwithstanding any other provision of this Tranche C Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeleine L.L.C., as administrative agent (the "Administrative Agent"), at its office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or such other office as the Administrative Agent may designate.

     The Tranche C Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on the schedule attached hereto which is a part of this Tranche C Note.

     [This Tranche C Note is a Registered Note and, as provided in and subject to the terms of the Credit Agreement, this Tranche C Note and the Tranche C Loan evidenced hereby may be transferred in whole or in part only upon surrender of this Tranche C Note to the Administrative Agent for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Tranche C Note or its attorney duly authorized in writing), at which time a new Tranche C Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee as provided in Section 14.07 of the Credit Agreement. Reference in this Tranche C Note to a "holder" shall mean the person or entity in whose name this Tranche C Note is at the time registered in the register maintained by the Administrative Agent as provided in Section 14.07(e) of the Credit Agreement and, prior to due presentment for registration of transfer, the Borrower, the Administrative Agent and the Lenders may treat such person or entity as the owner of this Tranche C Note for the purpose of receiving payment and all other purposes, notwithstanding notice to the contrary.]

     This Tranche C Note is one of the Tranche C Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of June 7, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions from time to time party to the Credit Agreement (each a "Lender" and collectively, the "Lenders") and the Administrative Agent. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Tranche C Note upon the happening of certain stated events of default and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Tranche C Note.

     This Tranche C Note shall, at the election of the Borrower, be convertible into Conversion Securities (as defined in the Credit Agreement) of the Borrower, subject to and in accordance with Article III of the Credit Agreement.

     The indebtedness evidenced by this Tranche C Note is subordinate and junior in right of payment to the Senior Debt (as defined in the Credit Agreement) of the Borrower to the extent provided in the Credit Agreement.

     [The remainder of this page intentionally left blank]

     This Tranche C Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.


                                            INSIGNIA FINANCIAL GROUP, INC.



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                         INSIGNIA FINANCIAL GROUP, INC.

                                 TRANCHE C LOAN
                           AND REPAYMENT OF PRINCIPAL

----------------------------------------------------------------------------------------------------------------------
            Amount                       Principal                    Principal                    Notation
      of Tranche C Loan               Paid or Prepaid                  Balance                      Made By
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT D
                                    ---------

                 FORM OF SENIOR SUBORDINATED GUARANTY AGREEMENT
                 ----------------------------------------------


     THIS SENIOR SUBORDINATED GUARANTY AGREEMENT (this "Guaranty"), dated as of June ___, 2002, made by each of the Guarantors listed on the signature pages hereto (the "Guarantors"), in favor of Madeleine L.L.C., a New York limited liability company, as administrative agent (the "Administrative Agent"), for the benefit of the Lenders party to the Credit Agreement, dated as of June 7, 2002, by and among Insignia Financial Group, Inc., a Delaware corporation (the "Borrower"), the Lenders, and the Administrative Agent (as amended, modified, restated or supplemented, the "Credit Agreement").

                              STATEMENT OF PURPOSE
                              --------------------

     Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Loans to the Borrower available in up to three borrowings in an aggregate principal amount of up to the Total Commitment. The Borrower and the Guarantors comprise one integrated financial enterprise, and the Loans to or for the benefit of the Borrower will inure, directly or indirectly, to the benefit of each of the Guarantors.

     In connection with the transactions contemplated by the Credit Agreement, the Lenders have requested, and each of the Guarantors has agreed to execute and deliver, this Guaranty.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Lenders to make the Loans pursuant to the Credit Agreement, it is agreed as follows:

     SECTION 1. Definitions. Capitalized terms used herein (including the preamble hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in the Credit Agreement to a "Guaranty Agreement" or herein to this "Guaranty" shall include and mean this Guaranty, including all amendments and supplements hereto now or hereafter in effect.

     SECTION 2. Terms of the Guaranty.

         (a) Obligations of Guarantors. Each Guarantor hereby, jointly and severally with the other Guarantors, absolutely, irrevocably and unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower under the Credit Agreement, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such Obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to the Administrative Agent or any Lender under the Credit Agreement, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

         (b) Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in paragraph (a) above, it is the intention of each Guarantor and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. (Section) 547, (Section) 548, (Section) 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to such Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that such Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the first sentence of this subsection (b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this subsection (b) and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this subsection (b) shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this subsection (b) is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

         (c) Mutual Grant of Present Right of Contribution and Indemnity. To the extent that the value as of the time of execution of this Guaranty of the benefits received by any Guarantor by reason of matters stated in the preamble (whether determined under a standard of "fair value," "reasonably equivalent value" or any other valuation standard under Applicable Law) is less than the sum of the Guaranteed Obligations incurred by such Guarantor to the Administrative Agent and the Lenders plus such Guarantor's liability under this
Section 2(c), then subject only to Section 11 hereof and in addition to all other rights and remedies such Guarantor has or may have under Applicable Law, each remaining Guarantor respectively agrees that such Guarantor has the present right to recover the amount of such excess from the remaining Guarantors, which right shall be enforceable jointly and severally against the remaining Guarantors to the full extent that the Guaranteed Obligations are enforceable against such Guarantor. Without limiting the foregoing, in the event any Guarantor is required, by reason of this Guaranty, to pay an amount in excess of the value of the benefit such Guarantor is deemed to have received by reason of matters described in the preamble of this Guaranty, the remaining Guarantors jointly and severally agree to pay such Guarantor, upon demand, the amount of such excess. Subject only to the provisions of Section 11 hereof, such Guarantor shall be subrogated to any and all rights of the Administrative Agent and the Lenders against the remaining Guarantors to the extent of such excess payment.

     SECTION 3. Nature of Guaranty. Each Guarantor agrees that this Guaranty is a continuing, unconditional, absolute and irrevocable guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute, irrevocable and unconditional, irrespective of, and unaffected by:

         (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower or any Subsidiary thereof is or may become a party;

         (b) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Credit Document or any waiver or consent by the Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Credit Document; or

         (c) Intentionally left bank

         (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by each Guarantor that, subject to Section 2(b) hereof, its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. To the extent permitted by law, each Guarantor expressly waives all rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administration Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor. To the extent permitted by law, each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administration Agent or any Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or any Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Majority Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Documents and, but for this Guaranty and such waivers, the Administrative Agent and the Lenders would decline to enter into the Credit Agreement and the other Credit Documents.

     SECTION 4. Demand by the Administrative Agent. In addition to the terms set forth in Section 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be or shall automatically become immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantors shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available federal funds to an account designated by the Administrative Agent or at the address referenced herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

     SECTION 5. Waivers. In addition to the waivers contained in Section 3, each Guarantor, to the extent permitted by law, waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. Each Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

     SECTION 6. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the obligations of the Borrower under the Credit Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administration Agent or any Lender to any Person or Persons, any reference to the "Administrative Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.

     SECTION 7. Modification of Credit Documents etc. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantors:

         (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

         (b) take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

         (c) amend or modify, in any manner whatsoever, any Credit Document;

         (d) extend or waive the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Credit Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

         (e) release anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to any Lender;

         (f) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any Lender; or

         (g) apply any sums by whomever paid or however realized to any amounts owing by any Guarantor, any other guarantor or the Borrower to any Lender in such manner as the Administration Agent or any Lender shall determine in its reasonable discretion;

then neither the Administration Agent nor any Lender shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Guaranty.

     SECTION 8. Reinstatement. Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, its estate, trustee, receiver or any other party, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor's liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment.

     SECTION 9. Representations, Warranties and Covenants. To induce the Lenders to execute the Credit Agreement and make the Loans, each Guarantor hereby represents, warrants, covenants and agrees on a joint and several basis that:

         (a) such Guarantor has the corporate or company, as applicable, right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

         (b) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

         (c) all payments under this Guaranty shall be made in the currency required by the Credit Agreement (the "Currency") in immediately available funds and no obligation or liability of the Guarantors under this Guaranty shall be released or discharged by any judgment in a currency other than the Currency; provided that if any such judgment or order of any court or other governmental department, commission, board, bureau, instrumentality or agency which is given or made for the payment of any amount due under this Guaranty in a currency other than the Currency and such Guarantor indemnifies and holds harmless the Administrative Agent and the Lenders against any loss incurred by the Administrative Agent and the Lenders as a result of any such judgment or order and as a result of any variation having occurred in rates of exchange between the date of any such amount becoming due under this Guaranty and the date of actual payment thereof, then such obligation or liability of such Guarantor may be released. The foregoing indemnity shall constitute a separate and independent obligation of each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order. The rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Currency with the judgment currency on the Business Day succeeding that on which the final judgment is given;

         (d) any and all payments made by such Guarantor hereunder shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of the Administrative Agent or any Lender imposed by the jurisdiction in which the Administrative Agent or such Lender is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be deducted or withheld from or in respect of any amount payable hereunder,

     (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Administrative Agent or the Lenders, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

     (ii) such Guarantor shall make such deduction or withholding,

     (iii) such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

     (iv) as promptly as possible thereafter, such Guarantor shall send the Administrative Agent and the Lenders an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Administrative Agent and the Lenders) evidencing payment of the amount or amounts so deducted or withheld. In addition, such Guarantor agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Guaranty other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes");

         (e) such Guarantor hereby indemnifies and agrees to hold the Administrative Agent and the Lenders harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under Section 9(d) and this 9(e)) paid by the Administrative Agent or any Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that, if such Guarantor so requests in writing, the Administrative Agent and the Lenders shall contest the imposition of any such Tax or Other Tax at such Guarantor's sole reasonable expense with counsel reasonably satisfactory to such Guarantor; provided, further, however, that the Administrative Agent or any such Lender, as the case may be, shall not have any obligation to contest any such Tax or Other Tax unless (i) the Administrative Agent or such Lender determines that such Tax or Other Tax may be contested separately from the contest of any tax or other claim not indemnified against by the Guarantors hereunder, (ii) the Administrative Agent or such Lender may either pay the Tax or Other Tax claimed and sue for a refund or contest the claim in any permissible forum, (iii) prior to undertaking any such contest, such Guarantor shall have agreed to pay any reasonable costs, expenses and other liabilities incurred by the Administrative Agent or such Lender in connection with such contest, (iv) if so requested by the Administrative Agent or such Lender, such Guarantor shall have delivered to the Administrative Agent or such Lender an opinion of independent counsel to the effect that such contest has a substantial probability of success, (v) if the Administrative Agent or such Lender shall determine to pay the Tax or Other Tax and sue for a refund, such Guarantor shall advance sufficient funds to pay such Tax or Other Tax at no net after-tax cost to the Administrative Agent or such Lender, (vi) no Event of Default shall have occurred and be continuing, (vii) the amount of Tax or Other Tax that would be contested exceeds $10,000, (viii) such Guarantor's counsel shall be permitted to participate in the contest, and
(ix) settlement of the contest shall be subject to such Guarantor's consent, which consent shall not be unreasonably withheld or delayed. Such indemnification shall be paid within ten (10) days from the date on which the Administrative Agent or any such Lender makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes;

         (f) if such Guarantor fails to perform any of its obligations under Sections 9(d) and 9(e), such Guarantor shall indemnify the Administrative Agent and the

Lenders for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of such Guarantor under Sections 9(c), 9(d), 9(e) and this Section 9(f) shall survive the termination of this Guaranty and the payment in full of the Guaranteed Obligations and the termination of the Commitments;

         (g) such Guarantor hereby agrees that a final judgment in any proceeding brought in any of the courts referred to in Section 13(g) shall be conclusive and binding upon each Guarantor and may be enforced in the courts of the United States of America, the State of New York or any other courts to the jurisdiction of which such Guarantor is subject, by a suit upon judgment, provided that service of process is effected on such Guarantor in one of the manners specified in Section 13(g) or as otherwise permitted by law;

         (h) to the extent that such Guarantor has or hereafter may acquire any immunity from suit, jurisdiction of any court or any legal process (whether through attachment prior to judgment, attachment in aid of execution, execution of a judgment, or from any other legal process or remedy) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of the Guaranteed Obligations and its obligations hereunder;

         (i) such Guarantor shall abide by and be bound by each and every covenant in the Credit Agreement which by its terms is applicable to such Guarantor; and

         (j) the representations and warranties contained in Article VI of the Credit Agreement which relate to such Guarantor are true and correct in all material respects.

     In the event any Lender receives a refund or credit with respect to withholding taxes paid by such Guarantor, such Lender shall promptly repay such amounts to such Guarantor.

     SECTION 10. Remedies.

         (a) Upon the occurrence and continuance of any Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent and the Lenders, or any of them, hereunder, under the other Credit Documents or otherwise.

         (b) No right or remedy herein conferred upon the Administrative Agent and the Lenders is intended to be exclusive of any other right or remedy contained herein or in any other Credit Document or otherwise, and every such right or remedy contained herein and therein or now or hereafter existing at law, or in equity, or by statute, or otherwise shall be cumulative. The Lenders may instruct the Administrative Agent to pursue, or refrain from pursuing, any remedy available to the Administrative Agent and the Lenders at such times and in such order as the Lenders shall determine, and the Lenders' election as to such remedies shall not impair any remedies against any Guarantor not then exercised. In addition, any election of remedies which results in the denial or impairment of the right of the

Administrative Agent or any Lender to seek a deficiency judgment against the Borrower shall not impair any Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

     SECTION 11. No Subrogation. Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or the other Guarantors or any other guarantors for the payment of the Guaranteed Obligations nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

     SECTION 12. Expenses. All costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by the Administrative Agent or any Lender in enforcing or protecting their rights or remedies hereunder shall be payable by the Guarantors on demand and shall bear interest (after as well as before judgment) until paid at the interest rate then applicable to the Loans under the Credit Agreement and shall be additional Guaranteed Obligations hereunder.

     SECTION 13. Miscellaneous.

         (a) Entire Agreement; Amendments. This Guaranty, together with the other Credit Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof and may not be amended or supplemented except by a writing signed by each Guarantor and the Administrative Agent, with the consent of the Majority Lenders.

         (b) Headings. Titles and captions of sections and subsections in this Guaranty are for convenience of reference only, and neither limit or amp1ify the provisions of this Guaranty.

         (c) Notices. All notices and communications hereunder shall be given in accordance with Section 14.02 of the Credit Agreement.

         (d) Binding Effect. This Guaranty shall bind each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. No Guarantor may assign this Guaranty or delegate any of its duties hereunder, other than in connection with the merger of such Guarantor into such other Person as permitted by Section 10.09 of the Credit Agreement or with the consent of the Administrative Agent, with the consent of the Majority Lenders.

         (e) Non-Waiver. The failure of the Administrative Agent or any Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent or any Lender, nor excuse any Guarantor from its obligations hereunder. Any waiver of any such right or remedy by the Administrative Agent and the Lenders must be in writing and signed by the Administrative Agent, with the consent of the Majority Lenders.

         (f) Governing Law. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

         (g) Consent to Jurisdiction. Each Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts sitting in New York City, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. To the maximum extent permitted by law, each Guarantor waives any right which such Guarantor may have to assert the doctrine of forum non conveniens or to object to venue. Each Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, by registered or certified mail, return receipt requested, otherwise in the manner referenced in Section 13(c). Nothing in this Section 13(g) shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

         (h) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (i) Limitation of Liability. Neither the Administrative Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and each Guarantor hereby waives, releases and agrees not to sue upon, any claim for any special, indirect, punitive, exemplary or consequential damages suffered by such Guarantor in connection with, arising out of, or in any way related to this Guaranty and the other Credit Documents, the transactions contemplated herein or therein, or any act, omission or event occurring in connection herewith or therewith.

(j) Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14. Subordination.

         (a) The obligations of the Guarantors under this Guaranty shall be junior and subordinated in right of payment to all Senior Debt of the Guarantors on the same terms and in the same manner as the Notes are junior and subordinated in right of payment to the Senior Debt as set forth in the Credit Agreement; provided, however, that the Administrative Agent and the Lenders shall have the right to receive and/or retain payments by the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Credit Agreement. For the purposes of this Section 14, "Senior Debt" shall mean Debt of the Guarantors under the Guaranty Agreement (as defined in the Senior Credit Agreement).

         (b) Any payment made by a Guarantor under this Guaranty in respect of the Guaranteed Obligations which, pursuant to Article XII of the Credit Agreement, is required to be paid over to the Senior Agent and the Senior Lenders in respect of the Senior Debt shall not constitute a payment in respect of the Guaranteed Obligations, but instead shall be treated for all purposes under this Guaranty as though such payment had not been made by such Guarantor. Unless and until the Administrative Agent and the Lenders shall have received from the Guarantors moneys which the Administrative Agent and the Lenders are entitled to retain for their own account, equal in the aggregate to the full amount of the Guaranteed Obligations, the Guarantors shall remain liable on this Guaranty and shall not be subrogated to any of the rights of the Administrative Agent and the Lenders against the Borrower or any other Person for the payment of the Guaranteed Obligations.

         (c) The provisions of Article XII of the Credit Agreement are incorporated into this Section 14 mutatis mutandis.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal as of the date first above written.


                         IFS SECURITIES, INC.
                         INSIGNIA FINANCIAL SERVICES, INC.
                         INSIGNIA INVESTMENT MANAGEMENT, INC.
                         INSIGNIA OPPORTUNITY DIRECTIVES II, LLC
                              By: Insignia Financial Services, Inc., Member
                         OPPENHEIMER-WEST VILLAGE PROPERTIES, INC.
                         RAQZ CORP.
                         WESTVILLE PROPERTIES, INC.


                         By:
                            -------------------------------------------
                            Name:  Frank M. Garrison
                            Title: President


                         BAKER COMMERCIAL REALTY, INC.
                         CONSTRUCTION INTERIORS, INC.
                         E.S.G. OPERATING CO., INC.
                         EDWARD S. GORDON MANAGEMENT
                            CORPORATION
                         FIRST CLAYTON PROPERTIES, L.P.
                              By: Insignia Commercial Investments Group, Inc.
                                  its General Partner
                         I/ESG KENSINGTON INVESTORS, LLC
                              By: Insignia Commercial Investments Group, Inc.,
                                  its Managing Member
                         I/ESG OCTANE HOLDINGS, LLC
                              By:   Insignia/ESG, Inc.,
                                    its Managing Member
                         IBTHAI, INC.
                         IBT II, INC.
                         IBT III, INC.
                         IBT IV, INC.
                         IBT V, INC.
                         IBT VI, INC.
                         ICIG 101 MARIETTA, LLC
                              By: Insignia Commercial Investments Group, Inc.,
                                  its Managing Member
                         ICIG COUNTRY CLUB MANOR, L.L.C.
                              By: Insignia Commercial Investments Group, Inc.,
                                  its Managing Member
                         ICIG FRESH MEADOWS, L.L.C.
                              By: Insignia Commercial Investments Group, Inc.,
                                  its Managing Member

                         ICIG MOCKINGBIRD, L.L.C
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         ICIG OAKHILL DIRECTIVES, L.L.C.
                                By: Insignia/ESG, Inc., its Managing Member
                         ICIG SANTA ROSA, LLC
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         ICII-WV HOLDINGS, LLC
                                By: Insignia Capital Investments, Inc.,
                                    its Managing Member
                         IFC ACQUISITION CORP. I
                         IFC ACQUISITION CORP. II
                         IFS ACQUISITION LLC
                                By: Insignia Commercial Investments Group, Inc., its Managing Member
                         IFS ACQUISITION LLC II
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         IFS ACQUISITION LLC III
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         IFS ACQUISITION LLC IV
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         IFS ACQUISITION DIRECTIVES, LLC
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         IFS SOUTHLAND INVESTORS LLC
                                By: Insignia Realty Investors, LLC,
                                    its Managing Member
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         INSIGNIA/ESG, INC.
                         INSIGNIA/ESG OF COLORADO, INC.
                         INSIGNIA/ESG CAPITAL CORPORATION
                         INSIGNIA/ESG NORTHEAST, INC.
                         INSIGNIA ACQUISITION CORPORATION
                         INSIGNIA CAPITAL INVESTMENTS, INC.
                         INSIGNIA CLINTON DIRECTIVES, LLC
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         INSIGNIA COMMERCIAL INVESTMENTS
                           GROUP, INC.
                         INSIGNIA COMMERCIAL MANAGEMENT, INC.
                         INSIGNIA DEVELOPMENT GROUP, INC.

                         INSIGNIA DOUGLAS ELLIMAN, LLC
                                By: Insignia Residential Group, Inc.,
                                    its Managing Member
                         INSIGNIA HOTELS III, L.L.C.
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         INSIGNIA ML PROPERTIES, LLC
                                By: Insignia/ESG, Inc., its Managing Member
                         INSIGNIA NAUTICA, INC.
                         INSIGNIA RO, INC.
                         INSIGNIA REALTY INVESTORS, LLC
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         INSIGNIA REALTY INVESTORS II, LLC
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         INSIGNIA REALTY INVESTORS III, LLC
                                By: Insignia Commercial Investments Group, Inc.,
                                    its Managing Member
                         INSIGNIA RESIDENTIAL GROUP, INC.
                         INSIGNIA RESIDENTIAL INVESTMENT CORPORATION
                         LAMBERT ROAD, L.P.
                                By: Insignia Commercial Investments Group, Inc.,
                                    its General Partner
                         PAYROLL SERVICES, INC.
                         SECURED INVESTMENT CORPORATION
                         WV FINANCING, LLC
                                By: Insignia Capital Investments, Inc.,
                                    its Managing Member
                         By:
                            ---------------------------------------------------
                            Name:  Adam B. Gilbert
                            Title: Executive Vice President

                                    EXHIBIT A
                                    ---------

                   UNCONDITIONAL GUARANTY AGREEMENT SUPPLEMENT
                   -------------------------------------------


     UNCONDITIONAL GUARANTY AGREEMENT SUPPLEMENT, dated as of ____ _, 200_ (the "Supplement"), made by [INSERT NAME OF NEW SUBSIDIARY], a ________________(the "New Guarantor"), in favor of Madeleine L.L.C., as administrative agent (in such capacity, the "Administrative Agent") under the Credit Agreement (as defined in the Guaranty Agreement referred to below) for the benefit of the Lenders (as so defined).

     1. Reference is hereby made to the Unconditional Guaranty Agreement dated as of June ___, 2002, made by the Subsidiaries of Insignia Financial Group, Inc. party thereto (the "Guarantors"), in favor of the Administrative Agent for the benefit of itself and the Lenders (as amended, supplemented or otherwise modified as of the date hereof, the "Guaranty Agreement"). This Supplement supplements the Guaranty Agreement, forms a part thereof and is subject to the terms thereof. Capitalized terms used and not defined herein shall have the meanings given thereto or referenced in the Guaranty Agreement.

     2. The New Guarantor hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations of the Borrower to the same extent and upon the same terms and conditions as are contained in the Guaranty Agreement.

     3. The New Guarantor hereby agrees that it is a party to the Guaranty Agreement as if a signatory thereto on the Closing Date of the Credit Agreement, and the New Guarantor shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth in the Guaranty Agreement. The New Guarantor agrees that the "Guaranty Agreement" or "Guaranty" as used therein or in any other Credit Documents shall mean the Guaranty Agreement as supplemented hereby.

     4. The New Guarantor hereby acknowledges it has received a copy of the Guaranty Agreement and that it has read and understands the terms thereof.

     IN WITNESS WHEREOF, the undersigned hereby causes this Supplement to be executed and delivered as of the date first above written.


[CORPORATE SEAL]                        [INSERT NAME OF NEW SUBSIDIARY]


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT E
                                   ---------

                          FORM OF NOTICE OF BORROWING

                 [LETTERHEAD OF INSIGNIA FINANCIAL GROUP, INC.]

                                                                   ____ __, 200_

Madeleine L.L.C., as Administrative Agent
under the below-referenced Credit Agreement
450 Park Avenue, 28th Floor
New York, NY  10022

Attention:  _______________

Ladies and Gentlemen:

     The undersigned, Insignia Financial Group, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement, dated as of June 7, 2002 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), and Madeleine L.L.C., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests the [Tranche A][Tranche B][Tranche C] Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Loan") as required by Section 2.02 of the Credit Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Credit Agreement.

     (i) The aggregate principal amount of the Proposed Loan is $____________.

     (ii) The borrowing date of the Proposed Loan is ____________.

     (iii) The proceeds of the Proposed Loan should be made available to the undersigned by wire transferring such proceeds in accordance with the payment instructions attached hereto as Exhibit A.

     The undersigned certifies that (i) the representations and warranties contained in Article VI of the Credit Agreement and in each other Credit Document and certificate or other writing delivered to the Administrative Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof, (ii) no Default or Event of Default has occurred and is continuing or will result from the making of the Proposed Loan or will occur or will be continuing on the date of the Proposed Loan and (iii) all applicable conditions set forth in Article V of the Credit Agreement have been satisfied as of the date hereof.


                                           Very truly yours,

                                           INSIGNIA FINANCIAL GROUP, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

                              Payment Instructions
                              --------------------

                                    EXHIBIT F
                                    ---------

                            Form of Proskauer Opinion



                                                              June 18, 2002
Madeleine L.L.C.,
as Administrative Agent
450 Park Avenue - 28th Floor
New York, NY 10022
and
To each of the Lenders
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

     We have acted as special counsel to (a) Insignia Financial Group, Inc., a Delaware corporation (the "Borrower"), and (b) each of its Subsidiaries listed on Schedule I attached hereto (those listed Subsidiaries which are indicated as having been organized under the laws of the State of New York or the State of Delaware being hereinafter referred to collectively as the "Specified Guarantors"; the other Subsidiaries of the Borrower which are Guarantors being hereinafter referred to collectively as the "Other Guarantors") in connection with (x) the Senior Subordinated Credit Agreement, dated as of even date herewith (the "Credit Agreement"; capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement), by and among the Borrower, the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Madeleine L.L.C., a New York limited liability company, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, (y) the Notes and (z) the Guaranty Agreement. This opinion is being delivered to you pursuant to Section 5.01(a)(v).


     For the purposes of this opinion, we have examined

     (a) the Credit Agreement;

     (b) the Notes; and

     (c) the Guaranty Agreement (the documents expressly listed in (a) through (c) inclusive are hereinafter collectively referred to as the "Credit Documents" (which term excludes all agreements, instruments, certificates and documents referred to in the documents listed in (a) through (c) inclusive which are not themselves the documents expressly listed in (a) through (c) inclusive)).

     We have also examined such corporate documents and records of the Credit Parties and such other instruments and certificates of public officials, officers and representatives of the Credit Parties and other Persons, and we have made such investigation of law as we have deemed necessary or appropriate for the purposes of this opinion.

     In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party in the Credit Documents and have relied upon certificates of officers of the Credit Parties and written statements of certain public officials. We also have assumed, with your permission and without any independent verification, compliance by each party to the Credit Documents with its agreements in the respective Credit Documents, and that each Credit Document constitutes the legal, valid and binding obligation of each party to it (other than the Credit Parties) and is enforceable against each such party (other than the Credit Parties) in accordance with its terms.

     In addition, we have assumed, with your permission and without any independent verification, that (a) the execution, delivery and performance of each of the Credit Parties' obligations under the Credit Documents does not and will not violate, breach or constitute a default under, or require any consent under, (i) any agreement or instrument to which the Credit Parties or their properties are subject (other than those agreements and instruments as to which we express our opinion in subparagraph 7(d) below); (ii) any statute, rule, law or regulation to which the Credit Parties are subject (other than statutes, rules and regulations as to which we express our opinion in subparagraph 7(b) below); (iii) any order, writ, injunction or decree of any governmental authority or any arbitral award (other than orders, writs, injunctions or decrees as to which we express our opinion in subparagraph 7(c) below); and (b) no approval, authorization or other action by, or filing with, any governmental authority (other than those as to which we express our opinion in paragraph 6 below) is required to authorize or is required in connection with the execution, delivery or performance by the Credit Parties of the Credit Documents or the transactions contemplated by the Credit Documents.

     For purposes of this opinion, we have assumed, with your consent, that (i) each of the Other Guarantors is a corporation or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) each of the Other Guarantors has the requisite corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform each Credit Document to which it is a party; (iii) the execution, delivery and performance by each of the Other Guarantors of the Credit Documents to which it is a party have been duly authorized by all requisite corporate or limited liability company, as the case may be, action on the part of each Other Guarantor; and (iv) each Credit Document to which each of the Other Guarantors is a party has been duly executed and delivered by each of the Other Guarantors.

     Whenever in this opinion any statement is made to "our knowledge" or any statement refers to matters "known to us," it means that none of the attorneys in our firm who has been directly involved in acting as special counsel to the Credit Parties in connection with the transactions provided for in the Credit Agreement and the other Credit Documents presently has actual knowledge and conscious awareness of any fact that would render the statement inaccurate.

     Based upon and subject to the foregoing and the comments and qualifications set forth below, we are of the opinion that:

     1. The Borrower and each of the Specified Guarantors (a) is validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the requisite corporate or limited liability company, as the case may be, power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged as described in the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2001 (the "Form 10-K").

     2. Each of the Borrower and the Specified Guarantors has the requisite corporate or limited liability company power and authority, as the case may be, to enter into and perform each Credit Document to which it is a party.

     3. The execution, delivery and performance by the Borrower and each Specified Guarantor of each Credit Document to which it is a party has been duly authorized by all requisite corporate or limited liability company action on the part of such Credit Party.

     4. Each Credit Document has been duly executed and delivered by the Borrower and each Specified Guarantor that is a party to it.

     5. Each Credit Document executed and delivered on the date hereof by the applicable Credit Party signatory thereto constitutes a legal, valid and binding obligation of each such Credit Party, enforceable against it in accordance with its terms.

     6. Except for the filing of a Form 8-K describing the consummation of the transactions contemplated by the Credit Documents, no approval, authorization or other action by, or filing with, any United States federal, state of New York or State of

     Delaware General Corporation Law governmental authority is required in connection with the execution, delivery or performance of the Credit Documents by any Credit Party.

     7. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not (a) conflict with or violate the charter, by-laws, certificate or formation or limited liability operating company agreement of Borrower or any Specified Guarantor, (b) conflict with or violate any United States federal (including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 224 and 221), or New York state statute, rule or regulation or Delaware General Corporation Law applicable to the Credit Parties, which, in our experience, is typically applicable to transactions of the nature contemplated by the Credit Documents or otherwise known to us to be applicable to the Credit Parties, (c) to our knowledge, violate any order, writ, injunction or decrees of a court or Governmental Authority applicable to the Credit Parties or (d) result in a breach of, constitute a default under, require any consent under, result in the acceleration or required prepayment of any indebtedness pursuant to, or result in the creation or imposition of any Lien upon any property of any Credit Party pursuant to, any contraact or agreement to which any Credit Party is a party and which is filed as an Exhibit to the Form 10-K (collectively, the "Material Contracts") (it being understood, however, that we express no opinion with respect to any financial covenant in any Material Contract, insofar as the covenant requires a computation).

     8. Except as set forth in Schedule 6.01(q), we have no knowledge of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority, now pending or threatened in writing against any Credit Party.

     9. The Debt created by the Credit Agreement constitutes Subordinated Debt (as such term is defined in that certain Credit Agreement, dated as of May 4, 2001, as amended by Amendments No. 1 and 2 dated as of November 26, 2001 and [May __,] 2002, respectively, by and among Borrower, the Senior Lenders, Lehman Commercial Paper, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and Wachovia Bank, National Association, as administrative agent).

     The foregoing opinions are subject to the following comments and qualifications:

     A. The enforceability of each Credit Document against any Credit Party that is a party to it may be limited or affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing, or other laws affecting the enforcement of creditors' rights and remedies generally, and (ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith (independent of any contractual definitions of such terms). In addition, we express no opinion as to the enforceability of (i) self-help provisions,
     (ii) provisions that purport to establish evidentiary standards, (iii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws,
     (iv) provisions relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (v) provisions that allow cumulative remedies. Our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Credit Documents is rendered in reliance on N.Y. Gen. Oblig. Law ss.ss.5-1401 and 1402, to the extent applicable, and is based on the assumptions that each Credit Document would be interpreted by a New York State court located in, and applying the law of, the State of New York.

     B. The enforceability of certain remedial provisions contained in the Credit Documents may be limited by (i) provisions for recovery of attorneys' fees in excess of those that are reasonable under the circumstances and (ii) waivers of statutes of limitations, appraisal, valuation, stay, execution, and redemption. Moreover, the availability of specific performance and other equitable remedies may be subject to judicial discretion.

     C. Insofar as the opinion in paragraph 5 relates to the guarantees by each of the Guarantors, we have with your permission assumed the adequacy of the consideration that supports the obligations of such Guarantors and the solvency and adequacy of capital of such Guarantors.

     D. We express no opinion as to (i) provisions of any Credit Document that authorize Lender to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by that Lender to and for the account of any of the Credit Parties; (ii) section 11.1(b) of the Credit Agreement and any similar provision in the other Credit Documents, insofar as that section relates to the subject matter jurisdiction of any United States District Court sitting in the State of New York to adjudicate any controversy relating to the Credit Documents; and (iii) provisions in the Credit Agreement and any similar provision in the other Credit Documents, insofar as that provision provides for any Credit Party's indemnity to Lender against any loss in obtaining Dollars from a court judgment in another currency.

     E. We express no opinion with respect to the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto. We express no opinion with respect to the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation.

     F. We express no opinion with respect to the effect of any provision of the Credit Documents imposing penalties or forfeitures.

     G. We express no opinion with respect to the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations.

     H. The above opinions are hereby specifically qualified by reference to and are based solely upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent that such laws, rulings and regulations may be changed in the future. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter which might affect the opinions expressed herein.

     I. No opinion is expressed with respect to compliance with any state or federal securities laws other than as expressly provided in paragraph 6 above.

     For purposes of the opinions expressed herein, we have assumed with your consent:

     i. All terms and conditions of, or relating to, the transactions contemplated by the Credit Documents are correctly and completely embodied in the Credit Documents.

     ii. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

     iii. All parties have complied with any requirement of good faith, fair dealing and conscionability.

     iv. The constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

         This opinion is limited to the federal law of the United States, the Delaware General Corporation Law and the law of the state of New York.

         This opinion is addressed to you and is solely for your benefit and the benefit of your assigns as permitted in accordance with the terms of the Credit Documents, and only in connection with the transactions contemplated by the Credit Documents. This opinion may not be relied upon by you for any other purpose or furnished to, circulated, quoted or relied upon by any other person or entity for any purpose without our prior written consent; provided, however, that this opinion may be delivered to your regulators and may be used in connection with any legal or regulatory proceeding to which you or your permitted assigns is a party relating to the subject matter of this opinion.





                                           Very truly yours,

                                   SCHEDULE I

----------------------------------------------------------------------------------------------------------------------
                         GUARANTOR                                              STATE OF FORMATION
                         ---------                                              ------------------
----------------------------------------------------------------------------------------------------------------------
Construction Interiors, Inc.                                 Delaware
----------------------------------------------------------------------------------------------------------------------
Insignia Douglas Elliman, LLC                                Delaware
----------------------------------------------------------------------------------------------------------------------
E.S.G. Operating Co., Inc.                                   New York
----------------------------------------------------------------------------------------------------------------------
Edward S. Gordon Management Corporation                      New York
----------------------------------------------------------------------------------------------------------------------
First Clayton Properties, L.P.                               Delaware
----------------------------------------------------------------------------------------------------------------------
I/ESG Kensington Investors, LLC                              Delaware
----------------------------------------------------------------------------------------------------------------------
I/ESG Octane Holdings, LLC                                   Delaware
----------------------------------------------------------------------------------------------------------------------
IBTHAI, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------------
IBT II, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------------
IBT III, Inc.                                                Delaware
----------------------------------------------------------------------------------------------------------------------
IBT IV, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------------
IBT V, Inc.                                                  Delaware
----------------------------------------------------------------------------------------------------------------------
IBT VI, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------------
ICIG 101 Marietta, LLC                                       Delaware
----------------------------------------------------------------------------------------------------------------------
ICIG Country Club Manor, L.L.C.                              Delaware
----------------------------------------------------------------------------------------------------------------------
ICIG Fresh Meadows, L.L.C.                                   Delaware
----------------------------------------------------------------------------------------------------------------------
ICIG Mockingbird, L.L.C.                                     Delaware
----------------------------------------------------------------------------------------------------------------------
ICIG Oakhill Directives, L.L.C.                              Delaware
----------------------------------------------------------------------------------------------------------------------
ICIG Santa Rosa, L.L.C.                                      Delaware
----------------------------------------------------------------------------------------------------------------------
ICII-WV Holdings, LLC                                        Delaware
----------------------------------------------------------------------------------------------------------------------
IFC Acquisition Corp. I                                      Delaware
----------------------------------------------------------------------------------------------------------------------
IFC Acquisition Corp. II                                     Delaware
----------------------------------------------------------------------------------------------------------------------
IFS Acquisition LLC                                          Delaware
----------------------------------------------------------------------------------------------------------------------
IFS Acquisition LLC II                                       Delaware
----------------------------------------------------------------------------------------------------------------------
IFS Acquisition LLC III                                      Delaware
----------------------------------------------------------------------------------------------------------------------
IFS Acquisition LLC IV                                       Delaware
----------------------------------------------------------------------------------------------------------------------
IFS Acquisition Directives, LLC                              Delaware
----------------------------------------------------------------------------------------------------------------------
IFS Securities, Inc.                                         Delaware
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
IFS Southland Investors LLC                                   Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Financial Services, Inc.                             Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Investment Management, Inc.                          Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Opportunity Directives, II, LLC                      Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Development Group, Inc.                              Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Hotels III, LLC                                      Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Residential Investment Corporation                   Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia/ESG, Inc.                                            Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia/ESG Capital Corporation                              Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Acquisition Corporation                              Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Capital Investments, Inc.                            Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Clinton Directives, LLC                              Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Commercial Investments Group, Inc.                   Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Commercial Management, Inc.                          Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia ML Properties, LLC                                   Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia/ESG Northeast, Inc.                                  Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia RO, Inc.                                             Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Realty Investors, LLC                                Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Realty Investors II, LLC                             Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Realty Investors III, LLC                            Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Residential Group, Inc.                              Delaware
-----------------------------------------------------------------------------------------------------------------------
Insignia Nautica, Inc.                                        Delaware
-----------------------------------------------------------------------------------------------------------------------
Lambert Road, L.P.                                            Delaware
-----------------------------------------------------------------------------------------------------------------------
WV Financing, LLC                                             Delaware
-----------------------------------------------------------------------------------------------------------------------
Oppenheimer-West Village Properties, Inc.                     New York
-----------------------------------------------------------------------------------------------------------------------
RAQZ Corp.                                                    New York
-----------------------------------------------------------------------------------------------------------------------
Secured Investment Corporation                                Delaware
-----------------------------------------------------------------------------------------------------------------------
Westville Properties, Inc.                                    New York
-----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT G
                                    ---------

                     FORM OF FINANCIAL CONDITION CERTIFICATE

     INSIGNIA FINANCIAL GROUP, INC. as Borrower pursuant to the Credit Agreement referred to below, hereby certifies to MADELEINE L.L.C., as Administrative Agent, and to the Lenders referred to below:

     1. This Certificate is given pursuant to Section 5.01(a)(vi) of the Credit Agreement, dated as of June 7, 2002 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the Lenders party thereto and the Administrative Agent. The undersigned acknowledges that (a) in entering into the Credit Agreement, the Administrative Agent and the Lenders are entitled to rely and have, in fact, relied upon the information contained herein and (b) any successor or assign of the Administrative Agent and the Lenders is entitled to rely upon the information contained herein. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     2. As of the date hereof, the Borrower and its Subsidiaries are Solvent.

     3. As of the date hereof, the Borrower and each Guarantor's material payables are current and not past due.

     4. Attached hereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the date hereof, and reflecting on a pro forma basis the effect of the transactions contemplated by the Credit Agreement, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in
Article IX of the Credit Agreement.

     5. Attached hereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrower and senior management thereof as to the projected results contained therein.

     WITNESS the following signature as of the ____ day of June, 2002.


                                        INSIGNIA FINANCIAL GROUP, INC.



                                        By:
                                           -------------------------------------
                                           Name:  Adam B. Gilbert
                                           Title: Executive Vice President

                                    EXHIBIT H
                                    ---------

                         FORM OF COMPLIANCE CERTIFICATE


     The undersigned, on behalf of INSIGNIA FINANCIAL GROUP, INC. (the "Borrower"), hereby certifies to the Administrative Agent and the Lenders (each as defined in the Credit Agreement referred to below), as follows:

     1. This Certificate is delivered to you pursuant to Section 7.02 of the Credit Agreement dated as of June 7, 2002 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the lenders party thereto (the "Lenders"), and Madeleine L.L.C., as Administrative Agent. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

     2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as _____________________ and for the ________________
period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement and the related Credit Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

     4. The Borrower and its Subsidiaries are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on Schedule 1 hereto and the Borrower and its Subsidiaries on a consolidated basis are in compliance with the other covenants and restrictions contained in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on behalf of the Borrower as of the ____ day of ______________,
____.



                                        INSIGNIA FINANCIAL GROUP, INC.


                                        By:
                                           ------------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                    EXHIBIT I
                                    ---------

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                             Dated ________ __, 200_

     Reference is made to the Credit Agreement, dated as of June 7, 2002 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Insignia Financial Group, Inc. (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders"), and Madeleine L.L.C., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

     _____________ (solely in its capacity as a Lender under the Credit Agreement) (the "Assignor") and ______________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty, and the Assignee hereby purchases and assumes from the Assignor, a ___%* interest (the "Assigned Interest") in and to all of the Assignor's rights and obligations, solely as a Lender, of the Assignor's [Tranche A Loan] [Tranche B Loan] [and] [Tranche C Loan] under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, (i) the outstanding principal amount of the [Tranche A Loan] [Tranche B Loan] [and] [Tranche C Loan] made by the Assignor and (ii) the Notes, if any, evidencing such Loans).

     2. The Assignor (i) represents and warrants as of the date hereof that [the outstanding principal amount of its Tranche A Loan is $_______] [the outstanding principal amount of its Tranche B Loan is $_______] [and] [the outstanding principal amount of its Tranche C Loan is $_______] (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document, or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by any Credit Party of any of its obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Notes referred to in paragraph 1 above, and requests that the Borrower exchange the Notes for new Notes (appropriately dated so that no loss of interest accrued prior to the Effective Date shall result with respect to the portion of the Loans assigned or the portion of the Loans retained by the Assignor), consisting of a [Tranche A Note in the principal amount of $______________], [a Tranche B Note in the principal amount of $______________], [and] [a Tranche C Note in the principal amount of $_____________],


-------------------
* Specify percentage to no more than 4 decimal points.

payable to the order of the Assignee, and a [Tranche A Note in the principal amount of $___________], [a Tranche B Note in the principal amount of $______________], [and] [a Tranche C Note in the principal amount of $___________], payable to the order of the Assignor.

         (a) The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Credit Parties, the Loans and all aspects of the transactions evidenced by or referred to in the Credit Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Assignor in connection with the assignment made under this Agreement. The Assignee further acknowledges that the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based upon the Assignee's review of such documents and information as the Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Agreement and taking or not taking action under the Credit Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Credit Agreement or at any time or times thereafter.

         (b) The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Credit Agreement; that it has acquired its Assigned Interest for its own account and not with any intention of selling all or any portion of such interest; and that it has received, reviewed and approved copies of all Credit Documents.

         (c) The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Credit Parties to the Assignor or the Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Credit Parties or any other Person liable for the payment of any Loans or payment of amounts owed in connection with other extensions of credit under the Credit Agreement or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Credit Agreement or as to the existence or possible existence of any Event of Default or Default.

         (d) Each party to this Agreement represents and warrants to the other party to this Agreement that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

         (e) Each party to this Agreement represents and warrants that the making and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it.

         (f) Each party to this Agreement represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Agreement.

         (g) The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any Lien.

         (h) The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Credit Parties or the performance or observance by the Credit Parities of any of their obligations under the Credit Agreement or any other Credit Document.

         (i) The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         (j) The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         (k) The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

         (l) The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     3. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"), which date is at least three (3) Business Days after the execution of this Assignment and Acceptance and the delivery hereof to the Administrative Agent for acceptance.

     4. Upon such acceptance, as of the Effective Date (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement and the other Credit Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement and the other Credit Documents that have been assigned to it pursuant to this Agreement, and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents that have been assigned by the Assignor to the Assignee pursuant to this Agreement.

     5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the rights assigned hereby (including, without limitation, all payments of principal, interest, and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Agreement which has accrued after the Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Agreement or which has accrued on or prior to the Effective Date, the Assignee shall distribute to the Assignor such payment.

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                                      -4-

     6. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely therein without consideration as to choice of law.

                                        [NAME OF ASSIGNOR]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        NOTICE ADDRESS AND PAYMENT
                                        INSTRUCTIONS FOR ASSIGNOR

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Telephone No.
                                                     ---------------------------
                                        Telecopy No.
                                                    ----------------------------


                                        [NAME OF ASSIGNEE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        NOTICE ADDRESS AND PAYMENT
                                        INSTRUCTIONS FOR ASSIGNEE

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Telephone No.
                                                     ---------------------------
                                        Telecopy No.
                                                    ----------------------------



ACCEPTED this _____ day
of ______________, 200_

MADELEINE L.L.C.,
  as Administrative Agent

By:
   ----------------------------
   Name:
   Title: